EXHIBIT 99.1
                                                                   ------------

                                                                      N E X E N

                           NEXEN IN. 801-7th Ave. SW Calgary, AB Canada T2P 3P7 T 403 699-4000 F 403 699-5776 www.nexeninc.com


N  E  W  S      R  E  L  E  A  S  E

                                                          For immediate release


      CURRENT PRODUCTION AT ANNUAL HIGH FOLLOWING START-UP OF NEW PROJECTS

CALGARY, ALBERTA, OCTOBER 28, 2009 -Throughout the third quarter, we made significant progress in advancing our strategies. We successfully executed the planned turnaround at Long Lake, announced the largest discovery in the UK North Sea in the last ten years after Buzzard, and moved our breakevens down on our Horn River shale gas play. We also started up Ettrick in the North Sea and added incremental volumes from successful infill drilling at Telford. Longhorn in the Gulf of Mexico started up earlier this week. Current production rates are now at an annual high. A summary of our quarterly results, together with recent highlights, is as follows:

o CASH FLOW OF $379 MILLION ($0.73/SHARE) AND NET INCOME OF $122 MILLION ($0.23/SHARE)

o PRODUCTION BEFORE ROYALTIES OF 214,000 BOE/D IMPACTED BY TURNAROUND AND MAINTENANCE ACTIVITIES

o CURRENT PRODUCTION BEFORE ROYALTIES OF 275,000 BOE/D AND INCREASING AS ETTRICK, LONGHORN AND LONG LAKE CONTINUE TO RAMP UP

o SUCCESSFUL TURNAROUND AT LONG LAKE; BITUMEN VOLUMES RAMPING UP; UPGRADER START-UP IMMINENT

o SUCCESSFUL TELFORD STEP-OUT WELL IN THE NORTH SEA AND SIGNIFICANT SHALE GAS PROGRESS IN THE HORN RIVER

o    KNOTTY HEAD APPRAISAL WELL CURRENTLY DRILLING

                                               THREE MONTHS ENDED           NINE MONTHS ENDED
                                                    SEPTEMBER 30              SEPTEMBER 30
                                               ----------------------    ----------------------
(Cdn$ millions)                                   2009        2008          2009        2008
-----------------------------------------------------------------------------------------------
Production (mboe/d)(1)
      Before Royalties                             214         249           235         257
      After Royalties                              184         209           206         214
Net Sales                                        1,097       2,213         3,345       6,154
Cash Flow from Operations(2)                       379       1,685         1,379       3,670
       Per Common Share ($/share)(2)              0.73        3.20          2.65        6.95
Net Income                                         122         886           277       1,896
       Per Common Share ($/share)                 0.23        1.68          0.53        3.59
Capital Investment(3), excluding Acquisitions      671         763         2,178       2,219
Acquisitions(4)                                      -           -           755           2
-----------------------------------------------------------------------------------------------

(1) Production includes our share of Syncrude oil sands. US investors should read the Cautionary Note to US Investors at the end of this release.
(2) For reconciliation of this non-GAAP measure see Cash Flow from Operations on pg. 9.
(3)  Includes geological and geophysical expenditures.
(4) 2009 represents acquisition of additional 15% interest in Long Lake from Opti Canada Inc.

FINANCIAL RESULTS

Quarterly cash flow from operations was $379 million and net income was $122 million compared to $1.7 billion and $886 million a year ago. Planned maintenance and turnarounds impacted production volumes and reduced quarterly cash flow by approximately $120 million. At the end of the quarter, we were carrying approximately three quarters of a million barrels of inventory. Cash flow from the sale of this inventory will be realized in the fourth quarter.

The decrease from last year also reflects the impact of lower commodity prices and some significant items included in income last year. In the third quarter, WTI averaged US$68/bbl compared to US$118/bbl a year ago. Last year, our cash flow included a one-time income tax recovery and earnings included a recovery of stock-based compensation following the drop in our share price at the start of the economic crisis.

Compared to the previous quarter, cash flow from operations was $64 million less. This reflects the impact of maintenance and turnaround activities and higher estimated cash taxes offset in part by an improvement in oil prices. The higher taxes reflect the impact of increasing commodity prices and increasing North Sea production volumes from the start-up of new projects. With 85% of our production weighted to oil, we continue to be highly levered to increasing oil prices.

QUARTERLY PRODUCTION--TURNAROUNDS COMPLETE AND CURRENT PRODUCTION AT ANNUAL HIGH

Crude Oil, NGLs and         PRODUCTION BEFORE ROYALTIES           PRODUCTION AFTER ROYALTIES
Natural Gas (mboe/d)          Q3 2009          Q2 2009              Q3 2009          Q2 2009
-------------------------------------------------------------   -----------------------------------
North Sea                         76            101                  76                 101
Yemen                             49             51                  28                  29
Canada - Oil & Gas                38             38                  34                  33
Canada - Bitumen                   6              9                   6                   9
United States                     20             22                  18                  20
Other Countries                    2              4                   2                   3
Syncrude                          23             15                  20                  13
                           ----------------------------------   -----------------------------------
TOTAL                            214            240                 184                 208
                           ----------------------------------   -----------------------------------

Third quarter production volumes averaged 214,000 boe/d (184,000 boe/d after royalties). Volumes were lower due to turnarounds and maintenance activities at a number of our fields.

At Buzzard, production was shut-in for four weeks for the installation of the jacket for the fourth platform. This shut down was scheduled to coincide with maintenance to the Forties pipeline. As a result, Buzzard contributed approximately 60,000 boe/d (138,000 boe/d gross) to our production volumes compared to 87,500 boe/d in the second quarter. Buzzard has since returned to full rates and is currently producing between 200,000 and 220,000 boe/d gross.

At Scott/Telford, we completed a major turnaround which resulted in the fields being shutdown for approximately five weeks. The fields are back on-stream and additional production from the recently announced Telford step-out well has allowed us to almost double our production from the Scott platform. This well encountered 254 feet of high quality net oil pay. We still see additional upside at Telford and expect to conduct follow-up drilling in 2010.

With all of our North Sea fields back online and with growing volumes from the ramp-up of Ettrick, our UK production volumes are at record highs. Our presence here is well established and we are the third largest operator of oil production in the UK.

At Long Lake, we successfully completed the previously announced turnaround to replace valves, clean-out our hot lime softeners, isolate our water treatment trains and perform a number of other planned maintenance activities to improve reliability and operability. We also completed the installation of electric submersible pumps (ESPs) in some of our SAGD wells. With the turnaround complete we have resumed steaming our wells and bitumen volumes are ramping up. In the Gulf of Mexico, maintenance activities were completed at third party operated facilities which impacted production from our Wrigley and Aspen fields. At Syncrude, production increased in the third quarter following the completion of turnaround activity throughout the first half of the year.

"We previously announced that our third quarter would be impacted by planned turnarounds on a number of fields," stated Marvin Romanow, Nexen's President and Chief Executive Officer. "With the completion of these activities and the start up of new production, current production is 275,000 boe/d and growing. With production ramping up at Ettrick, Longhorn and Long Lake, we expect fourth quarter production volumes to be strong."

GLOBAL EXPLORATION--EXCITEMENT CONTINUES TO BUILD

UK NORTH SEA
The Golden Eagle area has emerged as a significant development opportunity. Our current estimates of contingent recoverable resource range between 150 and 275 mmboe. We expect development of the area will be economic with oil prices as low as US$40/bbl and require standalone facilities due to its size. Project sanction is targeted for 2010. Appraisal activity continues and we have now drilled 13 wells in the area.

"The Golden Eagle area is the largest discovery in the UK North Sea in the last 10 years after Buzzard," commented Romanow. "Like Buzzard, this discovery is a hard to find stratigraphic trap. Our geological model is working well in this mature basin."

As we move into 2010, we are finalizing exploration plans to drill the North Uist prospect, west of the Shetland Islands and the Brand prospect in the Norwegian North Sea. These prospects have target sizes well above our typical North Sea target size.

OFFSHORE WEST AFRICA
Earlier this year we completed drilling an exploration well in the southern portion of Oil Prospecting License (OPL) 223, offshore West Africa.

The Owowo South B-1 well was drilled in a water depth of 670 metres and is located 20 kilometres northeast of the Usan field, currently under development. We expect to announce drilling results shortly.

Under the production sharing contract governing OPL 223, the Nigerian National Petroleum Corporation (NNPC) is concessionaire of the license, which is operated by Total Exploration & Production Nigeria Ltd. Nexen has an 18% interest in the well.

"We continue to be excited about our exploration opportunities offshore West Africa," said Romanow. "This is a very oily part of the world which improves our chances of success."

DEEP-WATER GULF OF MEXICO
In the Gulf of Mexico, the arrival of the Ensco 8501 rig has allowed us to start drilling our Knotty Head appraisal well. The well spud earlier this month and we expect results in the second quarter of 2010. A second deep-water drilling rig is expected to arrive in mid 2010. This will allow us to start drilling more of our identified prospects.

In the Eastern Gulf, we recently spud the Appomattox prospect, which is located six miles west of our Vicksburg discovery. Drilling results are expected early next year. During the quarter, we completed drilling the Antietam prospect. The well encountered thick good quality sand, but was wet. We have a 25% interest in Vicksburg and a 20% interest in Appomattox and Shiloh, an earlier discovery. Shell operates all three.

LONG LAKE--TURNAROUND COMPLETE AND MOVING FULL STEAM AHEAD

The turnaround at Long Lake is complete and we have resumed steaming our wells. Steam production is increasing. Bitumen production is back up to pre-turnaround rates of 10,000-12,000 bbls/d (gross) and growing. Upgrader start-up is imminent now that we have sufficient bitumen feedstock.

The turnaround activities focused on replacing valves, cleaning out the hot lime softeners and isolating the water treatment trains, and we performed a number of other planned maintenance activities to improve reliability and operability. These activities were successfully completed within the period of scheduled downtime. We also installed ESPs in a number of our SAGD wells. This will allow us to have better pressure control and ultimately reduce our overall steam to oil ratio ("SOR").

In addition, we recently completed the steam de-bottleneck project which will increase our SAGD steam production capacity to over 230,000 bbls/d. Start-up of the de-bottleneck project will proceed as required to support the SAGD ramp-up. We continue to expect a long term SOR of 3.0 over the life of the project.

With respect to the Upgrader, we have now operated all units including the solvent de-asphalter and the thermal cracker. These units are necessary to achieve our target yield of approximately 80%. In addition, Syngas is being used in all SAGD operations. This allows us to decrease operating costs by reducing the requirement for purchased natural gas.

"Following the addition of steam to our hot lime softeners earlier this year, the successful execution of our turnaround program a few weeks ago and the recent completion of our steam de-bottleneck project, we are in great shape to get back on the ramp-up curve we saw prior to the start-up of the upgrader," commented Romanow. "While we expect there will be periods of downtime as bitumen production ramps up, we anticipate continuing improvements in operational stability."

Phase 1 of our Long Lake project is designed to produce 72,000 bbls/d of gross bitumen, upgraded to approximately 60,000 bbls/d (39,000 bbls/d, net to us) of PSCTM. We have a 65% interest in the project and the joint venture lands. We are the sole operator of the resource and the upgrader. We expect Long Lake will generate significant value with 40 years of production at a $10/bbl margin advantage.

UK NORTH SEA--FIRST OIL PRODUCED AT ETTRICK

Our Ettrick development in the North Sea produced first oil in mid August and we have tested the floating production, storage and offloading vessel (FPSO) up to its design rates. Field production will ramp-up as we commission the gas system. The project is expected to add approximately 12,000 to 16,000 boe/d to our production volumes for the remainder of the year. We have a 2008 discovery at Blackbird which could be a future tie-back to Ettrick. We operate both Ettrick and Blackbird, with a 79.73% working interest in each.

GULF OF MEXICO--LONGHORN NOW ON-STREAM

Earlier this week, we started production from Longhorn. The field is expected to reach peak production of approximately 200 mmcf/d or 33,000 boe/d gross (50 mmcf/d or 8,000 boe/d, net to us) early next year. We have a 25% non-operated working interest in this project and ENI is the operator.

HORN RIVER SHALE GAS--BREAKEVENS COMING DOWN

Following the conclusion of our recent three-well drilling and completion program, we continue to make significant progress on our substantial Horn River shale gas position in north-east British Columbia. With five shale gas wells now on-stream, we are producing approximately 15 mmcf/d with the majority of production coming from the three new wells. These wells have a higher frac density than our earlier wells. Our land position here could support 500 to 700 wells.

Substantial cost savings and productivity improvements were realized with this drilling and completion program. We took advantage of improved equipment utilization, drilled longer wells, initiated more fracs per well and maintained an industry-leading frac pace of 26 fracs in 15 days while achieving a 100% success rate on our frac program. Two of the wells were completed with eight fracs, while the third well was completed with ten fracs.

"We are making excellent progress in bringing down our Horn River breakevens by decreasing costs and increasing well productivity, and there is more upside to come," said Romanow. "We are in the process of developing an eight-well pad drilling program for this winter. These wells will be longer than our current wells with eighteen fracs per well. The following winter we plan to drill an eighteen-well pad which we expect will drive our breakevens down further."

We have approximately 88,000 acres in the Dilly Creek area of the Horn River basin with a 100% working interest. We estimate our lands contain between 3 and 6 trillion cubic feet (0.5 to 1.0 billion barrels of oil equivalent) of contingent recoverable resource which could double our existing companywide total proved reserves. Further appraisal activity is required before these estimates can be finalized and commerciality established.

OFFSHORE WEST AFRICA--USAN DEVELOPMENT CONTINUES

Development of the Usan field on block OML 138, offshore Nigeria is fully underway. The field development plan includes a FPSO vessel with a storage capacity of two million barrels of oil. Development drilling is underway and the FPSO hull is under construction. The Usan field is expected to come on stream in 2012 and will ramp up to a peak production rate of 180,000 bbls/d (36,000 bbls/d net to us). Nexen has a 20% interest in exploration and development on this block and Total E&P Nigeria Limited is the operator.

MARKETING UPDATE

We are making progress on the strategic review of our marketing business. Data rooms are ready and numerous parties have expressed interest. Our marketing division continues to contribute to our quarterly results, generating $30 million of cash flow in the third quarter.

QUARTERLY DIVIDEND

The Board of Directors has declared the regular quarterly dividend of $0.05 per common share payable January 1, 2010, to shareholders of record on December 10, 2009. Shareholders are advised that the dividend is an eligible dividend for Canadian Income Tax purposes.

Nexen Inc. is an independent, Canadian-based global energy company, listed on the Toronto and New York stock exchanges under the symbol NXY. We are uniquely positioned for growth in the North Sea, Western Canada (including the Athabasca oil sands of Alberta and unconventional gas resource plays such as shale gas), deep-water Gulf of Mexico, offshore West Africa and the Middle East. We add value for shareholders through successful full-cycle oil and gas exploration and development and leadership in ethics, integrity, governance and environmental protection.

Information on our previously announced contingent recoverable shale gas and Golden Eagle area resource were provided in our press releases dated April 22, 2008 and September 3, 2009 respectively. Information with respect to forward-looking statements and cautionary notes is set out below.

For further information, please contact:

MICHAEL J. HARRIS, CA
Vice President, Investor Relations
(403) 699-4688

LAVONNE ZDUNICH, CA
Manager, Investor Relations
(403) 699-5821

TIM CHATTEN, P.ENG
Analyst, Investor Relations
(403) 699-4244

801 - 7th Ave SW
Calgary, Alberta, Canada T2P 3P7
www.nexeninc.com


CONFERENCE CALL

Marvin Romanow, President and CEO, and Kevin Reinhart, Senior Vice-President and CFO will host a conference call to discuss our financial and operating results and expectations for the future.

Date:    October 28, 2009
Time:    7:00 a.m. Mountain Time (9:00 a.m. Eastern Time)

To listen to the conference call, please call one of the following:

416-340-8018 (Toronto)
866-225-0198 (North American toll-free)
800-4222-8835 (Global toll-free)

A replay of the call will be available for two weeks starting at 9:00 a.m. Mountain Time, by calling 416-695-5800 (Toronto) or 800-408-3053 (toll-free) passcode 6827570 followed by the pound sign. A live and on demand webcast of the conference call will be available at www.nexeninc.com.


FORWARD-LOOKING STATEMENTS

CERTAIN STATEMENTS IN THIS REPORT CONSTITUTE "FORWARD-LOOKING STATEMENTS" (WITHIN THE MEANING OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995) OR "FORWARD-LOOKING INFORMATION" (WITHIN THE MEANING OF APPLICABLE CANADIAN SECURITIES LEGISLATION). SUCH STATEMENTS OR INFORMATION (TOGETHER "FORWARD-LOOKING STATEMENTS") ARE GENERALLY IDENTIFIABLE BY THE FORWARD-LOOKING TERMINOLOGY USED SUCH AS "ANTICIPATE", "BELIEVE", "INTEND", "PLAN", "EXPECT", "ESTIMATE", "BUDGET", "OUTLOOK", "FORECAST" OR OTHER SIMILAR WORDS AND INCLUDE STATEMENTS RELATING TO OR ASSOCIATED WITH INDIVIDUAL WELLS, REGIONS OR PROJECTS. ANY STATEMENTS AS TO POSSIBLE FUTURE CRUDE OIL, NATURAL GAS OR CHEMICALS PRICES, FUTURE PRODUCTION LEVELS, FUTURE COST RECOVERY OIL REVENUES FROM OUR YEMEN OPERATIONS, FUTURE CAPITAL EXPENDITURES AND THEIR ALLOCATION TO EXPLORATION AND DEVELOPMENT ACTIVITIES, FUTURE EARNINGS, FUTURE ASSET DISPOSITIONS, FUTURE SOURCES OF FUNDING FOR OUR CAPITAL PROGRAM, FUTURE DEBT LEVELS, AVAILABILITY OF COMMITTED CREDIT FACILITIES, POSSIBLE COMMERCIALITY, DEVELOPMENT PLANS OR CAPACITY EXPANSIONS, FUTURE ABILITY TO EXECUTE DISPOSITIONS OF ASSETS OR BUSINESSES, FUTURE CASH FLOWS AND THEIR USES, FUTURE DRILLING OF NEW WELLS, ULTIMATE RECOVERABILITY OF CURRENT AND LONG-TERM ASSETS, ULTIMATE RECOVERABILITY OF RESERVES OR RESOURCES, EXPECTED FINDING AND DEVELOPMENT COSTS, EXPECTED OPERATING COSTS, FUTURE DEMAND FOR CHEMICALS PRODUCTS, ESTIMATES ON A PER SHARE BASIS, SALES, FUTURE EXPENDITURES AND FUTURE ALLOWANCES RELATING TO ENVIRONMENTAL MATTERS AND DATES BY WHICH CERTAIN AREAS WILL BE DEVELOPED, COME ON STREAM, OR REACH EXPECTED OPERATING CAPACITY AND CHANGES IN ANY OF THE FOREGOING ARE FORWARD-LOOKING STATEMENTS. STATEMENTS RELATING TO "RESERVES" OR "RESOURCES" ARE FORWARD-LOOKING STATEMENTS, AS THEY INVOLVE THE IMPLIED
ASSESSMENT, BASED ON ESTIMATES AND ASSUMPTIONS THAT THE RESERVES AND RESOURCES DESCRIBED EXIST IN THE QUANTITIES PREDICTED OR ESTIMATED, AND CAN BE PROFITABLY PRODUCED IN THE FUTURE.

THE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS, LEVELS OF ACTIVITY AND ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS: MARKET PRICES FOR OIL AND GAS AND CHEMICALS PRODUCTS; OUR ABILITY TO EXPLORE, DEVELOP, PRODUCE,
UPGRADE AND TRANSPORT CRUDE OIL AND NATURAL GAS TO MARKETS; ULTIMATE EFFECTIVENESS OF DESIGN MODIFICATIONS TO FACILITIES; THE RESULTS OF EXPLORATION AND DEVELOPMENT DRILLING AND RELATED ACTIVITIES; VOLATILITY IN ENERGY TRADING MARKETS; FOREIGN-CURRENCY EXCHANGE RATES; ECONOMIC CONDITIONS IN THE COUNTRIES AND REGIONS IN WHICH WE CARRY ON BUSINESS; GOVERNMENTAL ACTIONS INCLUDING CHANGES TO TAXES OR ROYALTIES, CHANGES IN ENVIRONMENTAL AND OTHER LAWS AND REGULATIONS; RENEGOTIATIONS OF CONTRACTS; RESULTS OF LITIGATION, ARBITRATION OR REGULATORY PROCEEDINGS; AND POLITICAL UNCERTAINTY, INCLUDING ACTIONS BY TERRORISTS, INSURGENT OR OTHER GROUPS, OR OTHER ARMED CONFLICT, INCLUDING CONFLICT BETWEEN STATES. THE IMPACT OF ANY ONE RISK, UNCERTAINTY OR FACTOR ON A PARTICULAR FORWARD-LOOKING STATEMENT IS NOT DETERMINABLE WITH CERTAINTY AS THESE FACTORS ARE INTERDEPENDENT, AND MANAGEMENT'S FUTURE COURSE OF ACTION WOULD DEPEND ON OUR ASSESSMENT OF ALL INFORMATION AT THAT TIME.

ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS CONVEYED BY THE FORWARD-LOOKING STATEMENTS ARE REASONABLE BASED ON INFORMATION AVAILABLE TO US ON THE DATE SUCH FORWARD-LOOKING STATEMENTS WERE MADE, NO ASSURANCES CAN BE GIVEN AS TO FUTURE RESULTS, LEVELS OF ACTIVITY AND ACHIEVEMENTS. UNDUE RELIANCE SHOULD NOT BE PLACED ON THE STATEMENTS CONTAINED HEREIN, WHICH ARE MADE AS OF THE DATE HEREOF AND, EXCEPT AS REQUIRED BY LAW, NEXEN UNDERTAKES NO OBLIGATION TO UPDATE PUBLICLY OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE EXPRESSLY QUALIFIED BY THIS CAUTIONARY STATEMENT. READERS SHOULD ALSO REFER TO ITEMS 1A AND 7A IN OUR 2008 ANNUAL REPORT ON FORM 10-K FOR FURTHER DISCUSSION OF THE RISK FACTORS.

CAUTIONARY NOTE TO US INVESTORS

     THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC) PERMITS OIL AND GAS COMPANIES, IN THEIR FILINGS WITH THE SEC, TO DISCUSS ONLY PROVED RESERVES THAT ARE SUPPORTED BY ACTUAL PRODUCTION OR CONCLUSIVE FORMATION TESTS TO BE ECONOMICALLY AND LEGALLY PRODUCIBLE UNDER EXISTING ECONOMIC AND OPERATING CONDITIONS. IN THIS DISCLOSURE, WE MAY REFER TO "RECOVERABLE RESERVES", "PROBABLE RESERVES", "RECOVERABLE RESOURCES" AND "RECOVERABLE CONTINGENT RESOURCES" WHICH ARE INHERENTLY MORE UNCERTAIN THAN PROVED RESERVES. THESE TERMS ARE NOT USED IN OUR FILINGS WITH THE SEC. OUR RESERVES AND RELATED PERFORMANCE MEASURES REPRESENT OUR WORKING INTEREST BEFORE ROYALTIES, UNLESS OTHERWISE INDICATED. PLEASE REFER TO OUR ANNUAL REPORT ON FORM 10-K AVAILABLE FROM US OR THE SEC FOR FURTHER RESERVE DISCLOSURE.

     IN ADDITION, UNDER SEC REGULATIONS, THE SYNCRUDE OIL SANDS OPERATIONS ARE CONSIDERED MINING ACTIVITIES RATHER THAN OIL AND GAS ACTIVITIES.
     PRODUCTION, RESERVES AND RELATED MEASURES IN THIS RELEASE INCLUDE RESULTS FROM THE COMPANY'S SHARE OF SYNCRUDE. UNDER SEC REGULATIONS, WE ARE REQUIRED TO RECOGNIZE BITUMEN RESERVES RATHER THAN THE UPGRADED PREMIUM SYNTHETIC CRUDE OIL WE WILL PRODUCE AND SELL FROM LONG LAKE.

CAUTIONARY NOTE TO CANADIAN INVESTORS

     NEXEN IS AN SEC REGISTRANT AND A VOLUNTARY FORM 10-K (AND RELATED FORMS) FILER. THEREFORE, OUR RESERVES ESTIMATES AND SECURITIES REGULATORY DISCLOSURES FOLLOW SEC REQUIREMENTS. IN CANADA, NATIONAL INSTRUMENT 51-101--STANDARDS OF DISCLOSURE FOR OIL AND GAS ACTIVITIES (NI 51-101) PRESCRIBES THAT CANADIAN COMPANIES FOLLOW CERTAIN STANDARDS FOR THE
     PREPARATION AND DISCLOSURE OF RESERVES AND RELATED INFORMATION. NEXEN RESERVES DISCLOSURES ARE MADE IN RELIANCE UPON EXEMPTIONS GRANTED TO NEXEN BY CANADIAN SECURITIES REGULATORS FROM CERTAIN REQUIREMENTS OF NI 51-101 WHICH PERMITS US TO:

         o PREPARE OUR RESERVES ESTIMATES AND RELATED DISCLOSURES IN ACCORDANCE WITH SEC DISCLOSURE REQUIREMENTS, GENERALLY ACCEPTED INDUSTRY PRACTICES IN THE US AND THE STANDARDS OF THE CANADIAN OIL AND GAS EVALUATION HANDBOOK (COGE HANDBOOK) MODIFIED TO REFLECT SEC REQUIREMENTS;

         o SUBSTITUTE THOSE SEC DISCLOSURES FOR MUCH OF THE ANNUAL DISCLOSURE REQUIRED BY NI 51-101; AND

         o RELY UPON INTERNALLY-GENERATED RESERVES ESTIMATES AND THE STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS AND CHANGES THEREIN, INCLUDED IN THE SUPPLEMENTARY FINANCIAL INFORMATION, WITHOUT THE REQUIREMENT TO HAVE THOSE ESTIMATES EVALUATED OR AUDITED BY INDEPENDENT QUALIFIED RESERVES EVALUATORS.

     AS A RESULT OF THESE EXEMPTIONS, NEXEN'S DISCLOSURES MAY DIFFER FROM OTHER CANADIAN COMPANIES AND CANADIAN INVESTORS SHOULD NOTE THE FOLLOWING
     FUNDAMENTAL DIFFERENCES IN RESERVES ESTIMATES AND RELATED DISCLOSURES CONTAINED HEREIN:

         o SEC REGISTRANTS APPLY SEC RESERVES DEFINITIONS AND PREPARE THEIR PROVED RESERVES ESTIMATES IN ACCORDANCE WITH SEC REQUIREMENTS AND GENERALLY ACCEPTED INDUSTRY PRACTICES IN THE US WHEREAS NI 51-101 REQUIRES ADHERENCE TO THE DEFINITIONS AND STANDARDS PROMULGATED BY THE COGE HANDBOOK;

         o THE SEC MANDATES DISCLOSURE OF PROVED RESERVES AND THE STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS AND CHANGES THEREIN CALCULATED USING YEAR-END CONSTANT PRICES AND COSTS ONLY WHEREAS NI 51-101 REQUIRES DISCLOSURE OF RESERVES AND RELATED FUTURE NET REVENUES USING FORECAST PRICES;

         o THE SEC MANDATES DISCLOSURE OF PROVED AND PROVED DEVELOPED RESERVES BY GEOGRAPHIC REGION ONLY WHEREAS NI 51-101 REQUIRES DISCLOSURE OF MORE RESERVE CATEGORIES AND PRODUCT TYPES;

         o THE SEC DOES NOT PRESCRIBE THE NATURE OF THE INFORMATION REQUIRED IN CONNECTION WITH PROVED UNDEVELOPED RESERVES AND FUTURE DEVELOPMENT COSTS WHEREAS NI 51-101 REQUIRES CERTAIN DETAILED INFORMATION REGARDING PROVED UNDEVELOPED RESERVES, RELATED DEVELOPMENT PLANS AND FUTURE DEVELOPMENT COSTS;

         o THE SEC DOES NOT REQUIRE DISCLOSURE OF FINDING AND DEVELOPMENT (F&D) COSTS PER BOE OF PROVED RESERVES ADDITIONS WHEREAS NI 51-101 REQUIRES THAT VARIOUS F&D COSTS PER BOE BE DISCLOSED. NI 51-101 REQUIRES THAT F&D COSTS BE CALCULATED BY DIVIDING THE AGGREGATE OF EXPLORATION AND DEVELOPMENT COSTS INCURRED IN THE CURRENT YEAR AND THE CHANGE IN ESTIMATED FUTURE DEVELOPMENT COSTS RELATING TO PROVED RESERVES BY THE ADDITIONS TO PROVED RESERVES IN THE CURRENT YEAR. HOWEVER, THIS WILL GENERALLY NOT REFLECT FULL CYCLE FINDING AND DEVELOPMENT COSTS RELATED TO RESERVE ADDITIONS FOR THE YEAR;

         o THE SEC LEAVES THE ENGAGEMENT OF INDEPENDENT QUALIFIED RESERVES EVALUATORS TO THE DISCRETION OF A COMPANY'S BOARD OF DIRECTORS WHEREAS NI 51-101 REQUIRES ISSUERS TO ENGAGE SUCH EVALUATORS AND TO FILE THEIR REPORTS;

         o THE SEC DOES NOT CONSIDER THE UPGRADING COMPONENT OF OUR INTEGRATED OIL SANDS PROJECT AT LONG LAKE AS AN OIL AND GAS ACTIVITY, AND THEREFORE PERMITS RECOGNITION OF BITUMEN RESERVES ONLY. NI 51-101 SPECIFICALLY INCLUDES SUCH ACTIVITY AS AN OIL AND GAS ACTIVITY AND RECOGNIZES SYNTHETIC OIL AS A PRODUCT TYPE, AND THEREFORE PERMITS RECOGNITION OF SYNTHETIC RESERVES. AT YEAR END, WE HAVE RECOGNIZED 285 MILLION BARRELS BEFORE ROYALTIES OF PROVED BITUMEN RESERVES (282 MILLION BARRELS AFTER ROYALTIES) UNDER SEC REQUIREMENTS, WHEREAS UNDER NI 51-101 WE WOULD HAVE RECOGNIZED 233 MILLION BARRELS BEFORE ROYALTIES OF PROVED SYNTHETIC RESERVES (231 MILLION BARRELS AFTER ROYALTIES);

         o THE SEC CONSIDERS OUR SYNCRUDE OPERATION AS A MINING ACTIVITY RATHER THAN AN OIL AND GAS ACTIVITY, AND THEREFORE DOES NOT PERMIT RELATED RESERVES TO BE INCLUDED WITH OIL AND GAS RESERVES. NI 51-101 SPECIFICALLY INCLUDES SUCH ACTIVITY AS AN OIL AND GAS ACTIVITY AND RECOGNIZES SYNTHETIC OIL AS A PRODUCT TYPE, AND THEREFORE PERMITS THEM TO BE INCLUDED WITH OIL AND GAS RESERVES. WE HAVE PROVIDED A SEPARATE TABLE SHOWING OUR SHARE OF THE SYNCRUDE PROVED RESERVES AS WELL AS THE ADDITIONAL DISCLOSURES RELATING TO MINING ACTIVITIES REQUIRED BY SEC REQUIREMENTS; AND

         o ANY RESERVES DATA IN THIS DOCUMENT REFLECTS OUR ESTIMATES OF RESERVES. WHILE WE OBTAIN AN INDEPENDENT ASSESSMENT OF A PORTION OF OUR RESERVES ESTIMATES, NO INDEPENDENT QUALIFIED RESERVES EVALUATOR OR AUDITOR WAS INVOLVED IN THE PREPARATION OF THE RESERVES DATA DISCLOSED IN THIS FORM 10-K.

     THE FOREGOING IS A GENERAL DESCRIPTION OF THE PRINCIPAL DIFFERENCES ONLY. PLEASE NOTE THAT THE DIFFERENCES BETWEEN SEC REQUIREMENTS AND NI 51-101 MAY BE MATERIAL.

     NI 51-101 REQUIRES THAT WE MAKE THE FOLLOWING DISCLOSURES:

         o WE USE OIL EQUIVALENTS (BOE) TO EXPRESS QUANTITIES OF NATURAL GAS AND CRUDE OIL IN A COMMON UNIT. A CONVERSION RATIO OF 6 MCF OF NATURAL GAS TO 1 BARREL OF OIL IS USED. BOE MAY BE MISLEADING, PARTICULARLY IF USED IN ISOLATION. THE CONVERSION RATIO IS BASED ON AN ENERGY EQUIVALENCY CONVERSION METHOD PRIMARILY APPLICABLE AT THE BURNER TIP AND DOES NOT REPRESENT A VALUE EQUIVALENCY AT THE WELLHEAD; AND

         o BECAUSE RESERVES DATA ARE BASED ON JUDGMENTS REGARDING FUTURE EVENTS ACTUAL RESULTS WILL VARY AND THE VARIATIONS MAY BE MATERIAL. VARIATIONS AS A RESULT OF FUTURE EVENTS ARE EXPECTED TO BE CONSISTENT WITH THE FACT THAT RESERVES ARE CATEGORIZED ACCORDING TO THE PROBABILITY OF THEIR RECOVERY.

RESOURCES

     NEXEN'S ESTIMATES OF CONTINGENT RESOURCES ARE BASED ON DEFINITIONS SET OUT IN THE CANADIAN OIL AND GAS EVALUATION HANDBOOK WHICH GENERALLY DESCRIBE CONTINGENT RESOURCES AS THOSE QUANTITIES OF PETROLEUM ESTIMATED, AS OF A GIVEN DATE, TO BE POTENTIALLY RECOVERABLE FROM KNOWN ACCUMULATIONS USING ESTABLISHED TECHNOLOGY OR TECHNOLOGY UNDER DEVELOPMENT, BUT WHICH ARE NOT CURRENTLY CONSIDERED TO BE COMMERCIALLY RECOVERABLE DUE TO ONE OR MORE CONTINGENCIES. SUCH CONTINGENCIES MAY INCLUDE, BUT ARE NOT LIMITED TO, FACTORS SUCH AS ECONOMIC, LEGAL, ENVIRONMENTAL, POLITICAL AND REGULATORY MATTERS OR A LACK OF MARKETS. SPECIFIC CONTINGENCIES PRECLUDING THESE CONTINGENT RESOURCES BEING CLASSIFIED AS RESERVES INCLUDE BUT ARE NOT LIMITED TO: FUTURE DRILLING PROGRAM RESULTS, DRILLING AND COMPLETIONS OPTIMIZATION, STAKEHOLDER AND REGULATORY APPROVAL OF FUTURE DRILLING AND INFRASTRUCTURE PLANS, ACCESS TO REQUIRED INFRASTRUCTURE, ECONOMIC FISCAL TERMS, A LOWER LEVEL OF DELINEATION, THE ABSENCE OF REGULATORY APPROVALS, DETAILED DESIGN ESTIMATES AND NEAR-TERM DEVELOPMENT PLANS, AND GENERAL UNCERTAINTIES ASSOCIATED WITH THIS EARLY STAGE OF EVALUATION. THE ESTIMATED RANGE OF CONTINGENT RESOURCES REFLECTS CONSERVATIVE AND OPTIMISTIC LIKELIHOODS OF RECOVERY. HOWEVER, THERE IS NO CERTAINTY THAT IT WILL BE COMMERCIALLY VIABLE TO PRODUCE ANY PORTION OF THESE CONTINGENT RESOURCES.

     NEXEN'S  ESTIMATES  OF  DISCOVERED  RESOURCES   (EQUIVALENT  TO  DISCOVERED
     PETROLEUM INITIALLY-IN-PLACE) ARE BASED ON DEFINITIONS SET OUT IN THE CANADIAN OIL AND GAS EVALUATION HANDBOOK WHICH GENERALLY DESCRIBE DISCOVERED RESOURCES AS THOSE QUANTITIES OF PETROLEUM ESTIMATED, AS OF A GIVEN DATE, TO BE CONTAINED IN KNOWN ACCUMULATIONS PRIOR TO PRODUCTION.
     DISCOVERED RESOURCES DO NOT REPRESENT RECOVERABLE VOLUMES. WE DISCLOSE ADDITIONAL INFORMATION REGARDING RESOURCE ESTIMATES IN ACCORDANCE WITH NI 51-101. THESE DISCLOSURES CAN BE FOUND ON OUR WEBSITE AND ON SEDAR.

CAUTIONARY STATEMENT: IN THE CASE OF DISCOVERED RESOURCES OR A SUBCATEGORY OF DISCOVERED RESOURCES OTHER THAN RESERVES, THERE IS NO CERTAINTY THAT IT WILL BE COMMERCIALLY VIABLE TO PRODUCE ANY PORTION OF THE RESOURCES. IN THE CASE OF UNDISCOVERED RESOURCES OR A SUBCATEGORY OF UNDISCOVERED RESOURCES, THERE IS NO CERTAINTY THAT ANY PORTION OF THE RESOURCES WILL BE DISCOVERED. IF DISCOVERED, THERE IS NO CERTAINTY THAT IT WILL BE COMMERCIALLY VIABLE TO PRODUCE ANY PORTION OF THE RESOURCES.

NEXEN INC.
FINANCIAL HIGHLIGHTS

                                                               Three Months                  Nine Months
                                                            Ended September 30           Ended September 30
(Cdn$ millions)                                             2009         2008            2009          2008
------------------------------------------------------------------------------------------------------------
Net Sales                                                  1,097        2,213           3,345         6,154
Cash Flow from Operations                                    379        1,685           1,379         3,670
     Per Common Share ($/share)                             0.73         3.20            2.65          6.95
Net Income                                                   122          886             277         1,896
     Per Common Share ($/share)                             0.23         1.68            0.53          3.59
Capital Investment (1)                                       655          725           2,119         2,147
Acquisitions                                                   -            -             755             2
Net Debt (2)                                               5,532        3,914           5,532         3,914
Common Shares Outstanding (millions of shares)             521.8        521.0           521.8         521.0
                                                       -----------------------------------------------------

(1) Includes oil and gas development, exploration, and expenditures for other property, plant and equipment.
(2) Net debt is defined as long-term debt and short-term borrowings less cash and cash equivalents.

CASH FLOW FROM OPERATIONS (1)

                                                              Three Months                   Nine Months
                                                            Ended September 30            Ended September 30
(Cdn$ millions)                                              2009         2008            2009          2008
-------------------------------------------------------------------------------------------------------------
Oil & Gas and Syncrude
     United Kingdom                                           400        1,056           1,382         2,857
     Yemen (2)                                                 79          195             244           543
     Canada                                                    23          131              85           344
     United States                                             34           93              87           405
     Other Countries                                           13           45              30           108
     Marketing                                                 29          (65)            147          (216)
     Syncrude                                                  70          151              98           350
                                                        -----------------------------------------------------
                                                              648        1,606           2,073         4,391
Chemicals                                                      29           28              84            60
                                                        -----------------------------------------------------
                                                              677        1,634           2,157         4,451
Interest and Other Corporate Items                           (147)         (56)           (369)         (203)
Income Taxes (3)                                             (151)         107            (409)         (578)
                                                        -----------------------------------------------------
Cash Flow from Operations (1)                                 379        1,685           1,379         3,670
                                                        =====================================================

(1) Defined as cash flow from operating activities before changes in non-cash working capital and other. We evaluate our performance and that of our business segments based on earnings and cash flow from operations. Cash flow from operations is a non-GAAP term that represents cash generated from operating activities before changes in non-cash working capital and other and excludes items of a non-recurring nature. We consider it a key measure as it demonstrates our ability and the ability of our business segments to generate the cash flow necessary to fund future growth through capital investment and repay debt. Cash flow from operations may not be comparable with the calculation of similar measures for other companies.

                                                                    Three Months               Nine Months
                                                                 Ended September 30         Ended September 30
 (Cdn$ millions)                                                 2009          2008          2009        2008
 -------------------------------------------------------------------------------------------------------------
 Cash Flow from Operating Activities                              461           968         1,359       3,299
 Changes in Non-Cash Working Capital                             (113)          840          (193)        468
 Other                                                             49          (117)          234         (79)
 Impact of Annual Crude Oil Put Options                           (18)           (6)          (21)        (18)
                                                           ---------------------------------------------------
 Cash Flow from Operations                                        379         1,685         1,379       3,670
                                                           ===================================================

 Weighted-average Number of Common Shares Outstanding
     (millions of shares)                                        521.7        525.9         521.0       528.3
                                                           ---------------------------------------------------
 Cash Flow from Operations Per Common Share ($/share)             0.73          3.20         2.65        6.95
                                                           ===================================================

(2) After in-country cash taxes of $39 million for the three months ended September 30, 2009 (2008 - $81 million) and $105 million for the nine months ended September 30, 2009 (2008 - $239 million).
(3)  Excludes in-country cash taxes in Yemen.

NEXEN INC.
PRODUCTION VOLUMES (BEFORE ROYALTIES) (1)

                                                            Three Months                     Nine Months
                                                        Ended September 30               Ended September 30
                                                       2009           2008                2009        2008
-------------------------------------------------------------------------------------------------------------
Crude Oil and Liquids (mbbls/d)
     United Kingdom                                      73.7          100.0                91.6       102.0
     Yemen                                               48.7           54.1                51.5        58.0
     Canada                                              14.2           16.0                14.9        16.2
     United States                                        9.5            8.5                10.6        11.2
     Long Lake Bitumen (2)                                5.5            5.2                 7.6         3.0
     Other Countries                                      2.6            5.7                 3.9         5.7
   Syncrude (mbbls/d) (3)                                22.5           22.9                19.1        20.4
                                                -------------------------------------------------------------
                                                        176.7          212.4               199.2       216.5
                                                -------------------------------------------------------------
Natural Gas (mmcf/d)
     United Kingdom                                       17              17                 18           19
     Canada                                              143             133                139          128
     United States                                        63              70                 58           94
                                                -------------------------------------------------------------
                                                         223             220                215          241
                                                -------------------------------------------------------------
Total Production (mboe/d)                                214             249                235          257
                                                =============================================================

PRODUCTION VOLUMES (AFTER ROYALTIES)

                                                           Three Months                    Nine Months
                                                        Ended September 30             Ended September 30
                                                       2009           2008              2009         2008
------------------------------------------------------------------------------------------------------------
Crude Oil and Liquids (mbbls/d)
     United Kingdom                                      73.7          100.0              91.6        102.0
     Yemen                                               28.3           29.9              31.0         30.3
     Canada                                              10.9           12.0              11.6         12.3
     United States                                        8.5            7.3               9.6          9.7
     Long Lake Bitumen (2)                                5.5            5.2               7.6          3.0
     Other Countries                                      2.4            5.1               3.6          5.3
   Syncrude (mbbls/d) (3)                                20.0           18.9              17.6         17.3
                                                ------------------------------------------------------------
                                                        149.3          178.4             172.6        179.9
                                                ------------------------------------------------------------
Natural Gas (mmcf/d)
     United Kingdom                                       17              17               17            19
     Canada                                              137             107              130           107
     United States                                        56              60               52            80
                                                ------------------------------------------------------------
                                                         210             184              199           206
                                                ------------------------------------------------------------
Total Production (mboe/d)                                184             209              206           214
                                                ============================================================

(1) We have presented production volumes before royalties as we measure our performance on this basis consistent with other Canadian oil and gas companies.
(2) Pre-operating revenues and costs associated with Long Lake bitumen are capitalized as development costs until we reach commercial operations.
(3)  Currently considered a mining operation for US reporting purposes.

NEXEN INC.
OIL AND GAS PRICES AND CASH NETBACK (1)

                                                                                                                    TOTAL
                                                   Quarters - 2009                      Quarters - 2008              YEAR
                                          -----------------------------|-----------------------------------------|--------
(all dollar amounts in Cdn$ unless noted)        1st       2nd    3rd  |     1st        2nd       3rd       4th  |   2008
-----------------------------------------------------------------------|-----------------------------------------|--------
PRICES:
WTI Crude Oil (US$/bbl)                        43.08     59.62  68.30  |   97.90     123.98    117.98     58.73     99.65
Nexen Average - Oil (Cdn$/bbl)                 50.41     68.32  72.95  |   93.00     118.00    115.56     59.90     96.92
NYMEX Natural Gas (US$/mmbtu)                   4.48      3.81   3.44  |    8.75      11.48      8.95      6.41      8.90
Nexen Average - Gas (Cdn$/mcf)                  5.11      3.77   3.04  |    7.97      10.21      8.65      6.34      8.44
-----------------------------------------------------------------------|--------------------------------------------------
                                                                       |
NETBACKS:                                                              |
CANADA - HEAVY OIL                                                     |
Sales (mbbls/d)                                15.4       14.7   14.0  |    16.2       16.4      16.0      16.2      16.2
                                                                       |
Price Received ($/bbl)                         35.35     56.05  59.88  |   65.94      93.16     97.91     41.14     74.51
Royalties & Other                               6.86     12.83  13.47  |   16.65      22.61     24.24      8.81     18.07
Operating Costs                                15.42     16.41  16.21  |   15.76      17.17     16.99     16.69     16.66
-----------------------------------------------------------------------|--------------------------------------------------
Netback                                        13.07     26.81  30.20  |   33.53      53.38     56.68     15.64     39.78
-----------------------------------------------------------------------|--------------------------------------------------
CANADA - NATURAL GAS                                                   |
Sales (mmcf/d)                                   137       134    136  |     127        126       133       138       131
                                                                       |
Price Received ($/mcf)                          4.75      3.42   2.85  |    7.57       9.67      8.00      6.06      7.73
Royalties & Other                               0.59      0.15   0.21  |    1.18       1.53      1.52      1.07      1.32
Operating Costs                                 1.54      1.59   1.82  |    1.67       1.84      1.84      1.66      1.75
-----------------------------------------------------------------------|--------------------------------------------------
Netback                                         2.62      1.68   0.82  |    4.72       6.30      4.64      3.33      4.66
-----------------------------------------------------------------------|--------------------------------------------------
YEMEN                                                                  |
Sales (mbbls/d)                                 54.7      51.4   43.2  |    62.5       57.4      54.2      51.7      56.4
                                                                       |
Price Received ($/bbl)                         52.30     69.40  76.31  |   96.57     120.39    115.92     64.48     99.87
Royalties & Other                              19.43     31.94  32.08  |   48.07      59.21     52.47     26.33     46.94
Operating Costs                                 9.62     10.39  12.43  |    7.76       8.80      7.82      9.80      8.51
In-country Taxes                                4.92      9.01   9.70  |   11.82      17.45     16.11      7.60     13.31
-----------------------------------------------------------------------|--------------------------------------------------
Netback                                        18.33     18.06  22.10  |   28.92      34.93     39.52     20.75     31.11
-----------------------------------------------------------------------|--------------------------------------------------
SYNCRUDE                                                               |
Sales (mbbls/d)                                 19.8      14.9   22.5  |    19.3       19.1      22.9      22.3      20.9
                                                                       |
Price Received ($/bbl)                         55.48     71.58  74.54  |  101.70     130.90    126.56     65.48    105.47
Royalties & Other                               0.40      8.84   8.31  |   11.93      22.08     21.89      4.97     15.11
Operating Costs                                36.95     57.21  29.50  |   35.16      45.09     32.40     34.67     36.53
-----------------------------------------------------------------------|--------------------------------------------------
Netback                                        18.13      5.53  36.73  |   54.61      63.73     72.27     25.84     53.83
-----------------------------------------------------------------------|--------------------------------------------------

(1) Defined as average sales price less royalties and other, operating costs, and in-country taxes in Yemen.

NEXEN INC.
OIL AND GAS CASH NETBACK (1) (CONTINUED)

                                                                                                                    TOTAL
                                                 Quarters - 2009                      Quarters - 2008                YEAR
                                         --------------------------------|--------------------------------------|---------
(all dollar amounts in Cdn$ unless noted)        1st      2nd      3rd   |    1st        2nd       3rd      4th |    2008
-------------------------------------------------------------------------|--------------------------------------|---------
UNITED STATES
Crude Oil:                                                               |
   Sales (mbbls/d)                              10.4     12.1      9.5   |   13.7       11.3       8.5      3.8       9.3
   Price Received ($/bbl)                      46.27    66.23    72.27   |  94.07     120.77    122.46    58.43    104.94
Natural Gas:                                                             |
   Sales (mmcf/d)                                 50       61       63   |    112         99        70       31        78
   Price Received ($/mcf)                       5.93     4.58     3.56   |   9.03      11.80     10.14     8.09     10.07
Total Sales Volume (mboe/d)                     18.8     22.2     20.0   |   32.4       27.8      20.2      8.9      22.3
                                                                         |
Price Received ($/boe)                         41.50    48.53    45.43   |  71.10      91.08     86.75    52.77     79.02
Royalties & Other                               4.52     4.94     4.77   |   9.53      12.88     12.30     7.89     11.03
Operating Costs                                13.79    13.11    12.40   |   8.20       9.28     15.62    21.58     11.57
-------------------------------------------------------------------------|------------------------------------------------
Netback                                        23.19    30.48    28.26   |  53.37      68.92     58.83    23.30     56.42
-------------------------------------------------------------------------|------------------------------------------------
UNITED KINGDOM                                                           |
Crude Oil:                                                               |
   Sales (mbbls/d)                             100.8     97.0     70.4   |  108.9       89.0     107.0     96.4     100.3
   Price Received ($/bbl)                      51.60    69.42    73.15   |  93.38     118.24    114.89    58.60     96.23
Natural Gas:                                                             |
   Sales (mmcf/d)                                 21       17       17   |     22         24        18       16        20
   Price Received ($/mcf)                       5.50     3.67     2.64   |   6.82       7.06      7.53     5.44      6.78
Total Sales Volume (mboe/d)                    104.3     99.8     73.2   |  112.6       93.0     110.0     99.0     103.7
                                                                         |
Price Received ($/boe)                         50.97    68.10    70.95   |  91.67     114.95    112.99    57.91     94.45
Operating Costs                                 5.48     5.85    10.34   |   5.67       7.42      6.71     7.39      6.75
-------------------------------------------------------------------------|------------------------------------------------
Netback                                        45.49    62.25    60.61   |  86.00     107.53    106.28    50.52     87.70
-------------------------------------------------------------------------|------------------------------------------------
OTHER COUNTRIES                                                          |
Sales (mbbls/d)                                  5.5      3.6      2.6   |    6.0        5.7       5.7      5.8       5.8
                                                                         |
Price Received ($/bbl)                         41.68    66.83    70.49   |  91.85     113.18    120.11    72.43     98.98
Royalties & Other                               3.26     5.17     5.38   |   7.46       8.95      9.42     5.81      7.88
Operating Costs                                 4.81     5.73     5.70   |   4.74       4.43      5.14     3.79      4.52
-------------------------------------------------------------------------|------------------------------------------------
Netback                                        33.61    55.93    59.41   |  79.65      99.80    105.55    62.83     86.58
-------------------------------------------------------------------------|------------------------------------------------
                                                                         |
COMPANY-WIDE                                                             |
Oil and Gas Sales (mboe/d)                     241.4    228.9    198.2   |  270.1      240.4     250.9    226.9     247.0
                                                                         |
Price Received ($/boe)                         47.56    61.28    63.00   |  85.90     108.26    106.22    56.94     89.78
Royalties & Other                               5.64     9.23     9.58   |  14.87      19.92     16.98     8.22     15.06
Operating Costs                                10.62    11.95    13.60   |   9.46      11.89     10.90    12.01     11.04
In-country Taxes                                1.11     2.02     2.11   |   2.74       4.16      3.48     1.73      3.04
-------------------------------------------------------------------------|------------------------------------------------
Netback                                        30.19    38.08    37.71   |  58.83      72.29     74.86    34.98     60.64
-------------------------------------------------------------------------|------------------------------------------------

(1) Defined as average sales price less royalties and other, operating costs, and in-country taxes in Yemen.

NEXEN INC.
UNAUDITED CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30

                                                                               Three Months            Nine Months
                                                                            Ended September 30       Ended September 30
(Cdn$ millions, except per share amounts)                                    2009         2008        2009       2008
-----------------------------------------------------------------------------------------------------------------------
REVENUES AND OTHER INCOME
     Net Sales                                                              1,097        2,213       3,345      6,154
     Marketing and Other (Note 14)                                            296          131         635        387
                                                                         ----------------------------------------------
                                                                            1,393        2,344       3,980      6,541
                                                                         ----------------------------------------------
EXPENSES
     Operating                                                                321          341         946        998
     Depreciation, Depletion, Amortization and Impairment                     358          386       1,180      1,084
     Transportation and Other                                                 185          291         618        691
     General and Administrative                                               113         (308)        380        165
     Exploration                                                               89          112         219        245
     Interest (Note 9)                                                         84           16         226         59
                                                                         ----------------------------------------------
                                                                            1,150          838       3,569      3,242
                                                                         ----------------------------------------------

INCOME BEFORE PROVISION FOR INCOME TAXES                                      243        1,506         411      3,299
                                                                         ----------------------------------------------

PROVISION FOR (RECOVERY OF) INCOME TAXES
     Current                                                                  190          (26)        514        817
     Future                                                                   (81)         645        (397)       583
                                                                         ----------------------------------------------
                                                                              109          619         117      1,400
                                                                         ----------------------------------------------

NET INCOME                                                                    134          887         294      1,899
     Less: Net Income Attributable to Canexus Non-Controlling Interests       (12)          (1)        (17)        (3)
                                                                         ----------------------------------------------

NET INCOME ATTRIBUTABLE TO NEXEN INC.                                         122          886         277      1,896
                                                                         ==============================================

EARNINGS PER COMMON SHARE ($/share) (Note 15)
     Basic                                                                   0.23        1.68        0.53        3.59
                                                                         ==============================================

     Diluted                                                                 0.23        1.66        0.53        3.53
                                                                         ==============================================

SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
UNAUDITED CONSOLIDATED BALANCE SHEET

                                                                               September 30       December 31
(Cdn$ millions, except share amounts)                                                  2009              2008
--------------------------------------------------------------------------------------------------------------
ASSETS
   CURRENT ASSETS
      Cash and Cash Equivalents                                                       1,897             2,003
      Restricted Cash (Note 7)                                                          216               103
      Accounts Receivable (Note 2)                                                    2,877             3,163
      Inventories and Supplies (Note 3)                                                 590               484
      Other                                                                             199               169
                                                                          ------------------------------------
         Total Current Assets                                                         5,779             5,922
                                                                          ------------------------------------

   PROPERTY, PLANT AND EQUIPMENT
      Net of Accumulated Depreciation, Depletion, Amortization and
         Impairment of $10,452 (December 31, 2008 - $10,393)                         15,642            14,922
   GOODWILL                                                                             346               390
   FUTURE INCOME TAX ASSETS                                                             916               351
   DEFERRED CHARGES AND OTHER ASSETS (Note 5)                                           386               570
                                                                          ------------------------------------
TOTAL ASSETS                                                                         23,069            22,155
                                                                          ====================================

LIABILITIES
   CURRENT LIABILITIES
      Accounts Payable and Accrued Liabilities (Note 8)                               3,358             3,326
      Accrued Interest Payable                                                           81                67
      Dividends Payable                                                                  26                26
                                                                          ------------------------------------
         Total Current Liabilities                                                    3,465             3,419
                                                                          ------------------------------------

   LONG-TERM DEBT (Note 9)                                                            7,429             6,578
   FUTURE INCOME TAX LIABILITIES                                                      2,698             2,619
   ASSET RETIREMENT OBLIGATIONS (Note 11)                                               992             1,024
   DEFERRED CREDITS AND OTHER LIABILITIES (Note 12)                                   1,084             1,324

SHAREHOLDERS' EQUITY (Note 13)
   Nexen Inc. Shareholders' Equity
      Common Shares, no par value
         Authorized:   Unlimited
         Outstanding:  2009 - 521,846,559 shares
                       2008 - 519,448,590 shares                                      1,025               981
      Contributed Surplus                                                                 1                 2
      Retained Earnings                                                               6,489             6,290
      Accumulated Other Comprehensive Loss                                             (183)             (134)
                                                                          ------------------------------------
   Total Nexen Inc. Shareholders' Equity                                              7,332             7,139
      Canexus Non-Controlling Interests                                                  69                52
                                                                          ------------------------------------
   TOTAL SHAREHOLDERS' EQUITY                                                         7,401             7,191
   COMMITMENTS, CONTINGENCIES AND GUARANTEES (Note 16)
                                                                          ------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                           23,069            22,155
                                                                          ====================================

SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30

                                                                                  Three Months             Nine Months
                                                                               Ended September 30       Ended September 30
(Cdn$ millions)                                                                 2009         2008         2009        2008
---------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
   Net Income                                                                    134          887          294       1,899
   Charges and Credits to Income not Involving Cash (Note 17)                    174          692          887       1,544
   Exploration Expense                                                            89          112          219         245
   Changes in Non-Cash Working Capital (Note 17)                                 113         (840)         193        (468)
   Other                                                                         (49)         117         (234)         79
                                                                           ------------------------------------------------
                                                                                 461          968        1,359       3,299

FINANCING ACTIVITIES
   Proceeds from Long-Term Notes                                               1,081            -        1,081           -
   Proceeds from (Repayment of) Term Credit Facilities, Net                     (915)       1,031          728         803
   Proceeds from (Repayment of) Canexus Term Credit Facilities, Net               (4)          (9)          48         (19)
   Proceeds from Canexus Debentures                                               46            -           46           -
   Proceeds from Canexus Notes                                                     -            -           -           51
   Repayment of Medium-Term Notes                                                  -            -           -         (125)
   Repayment of Short-Term Borrowings                                             (1)          (4)          (1)         (4)
   Dividends on Common Shares                                                    (26)         (26)         (78)        (66)
   Distributions Paid to Canexus Non-Controlling Interests                        (4)          (4)         (11)        (11)
   Issue of Common Shares and Exercise of Tandem Options for Shares               12            8           42          48
   Repurchase of Common Shares for Cancellation                                    -         (300)           -        (300)
   Changes in Non-Cash Working Capital (Note 17)                                   -           10            -          10
   Other                                                                         (18)           2          (19)          -
                                                                           ------------------------------------------------
                                                                                 171          708        1,836         387

INVESTING ACTIVITIES
   Capital Expenditures
       Exploration and Development                                              (586)        (689)      (1,921)     (2,064)
       Proved Property Acquisitions                                                -            -         (755)         (2)
       Energy Marketing, Chemicals, Corporate and Other                          (69)         (36)        (198)        (83)
   Proceeds on Disposition of Assets                                               2            -           17           -
   Changes in Restricted Cash                                                     93          196         (154)        143
   Changes in Non-Cash Working Capital (Note 17)                                  14          (66)         (41)       (120)
   Other                                                                         (15)          36          (16)        (61)
                                                                           ------------------------------------------------
                                                                                (561)        (559)      (3,068)     (2,187)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS                    (148)          41         (233)         67
                                                                           ------------------------------------------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                 (77)       1,158         (106)      1,566

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                                1,974          614        2,003         206
                                                                           ------------------------------------------------

CASH AND CASH EQUIVALENTS - END OF PERIOD (1)                                  1,897        1,772        1,897       1,772
                                                                           ================================================

(1) Cash and cash equivalents at September 30, 2009 consist of cash of $376 million and short-term investments of $1,521 million (September 30, 2008 - cash of $26 million and short-term investments of $1,746 million).


SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
UNAUDITED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30

                                                                                   Three Months            Nine Months
                                                                                Ended September 30     Ended September 30
(Cdn$ millions)                                                                  2009        2008        2009       2008
---------------------------------------------------------------------------------------------------------------------------
COMMON SHARES, Beginning of Period                                              1,011         972         981        917
      Issue of Common Shares                                                        8           8          37         32
      Exercise of Tandem Options for Shares                                         4           -           5         16
      Accrued Liability Relating to Tandem Options Exercised for Common
         Shares                                                                     2           1           2         16
      Repurchased Under Normal Course Issuer Bid                                    -         (18)          -        (18)
                                                                             ----------------------------------------------
   Balance at End of Period                                                     1,025         963       1,025        963
                                                                             ==============================================

CONTRIBUTED SURPLUS, Beginning of Period                                            2           2           2          3
      Exercise of Tandem Options                                                   (1)          -          (1)        (1)
                                                                             ----------------------------------------------
   Balance at End of Period                                                         1           2           1          2
                                                                             ==============================================

RETAINED EARNINGS, Beginning of Period                                          6,393       5,953       6,290      4,983
      Net Income Attributable to Nexen Inc.                                       122         886         277      1,896
      Dividends on Common Shares (Note 13)                                        (26)        (26)        (78)       (66)
      Repurchase of Common Shares for Cancellation                                  -        (282)          -       (282)
                                                                             ----------------------------------------------
   Balance at End of Period                                                     6,489       6,531       6,489      6,531
                                                                             ----------------------------------------------

ACCUMULATED OTHER COMPREHENSIVE LOSS, Beginning of Period                        (157)       (274)       (134)      (293)
      Other Comprehensive Income (Loss)                                           (26)         41         (49)        60
                                                                             ----------------------------------------------
   Balance at End of Period                                                      (183)       (233)       (183)      (233)
                                                                             ==============================================

CANEXUS NON-CONTROLLING INTERESTS, Beginning of Period                             54          62          52         67
      Net Income Attributable to Non-Controlling Interests                         15           1          24          3
      Distributions Declared to Non-Controlling Interests                          (5)         (5)        (14)       (13)
      Issue of Partnership Units to Non-Controlling Interests under
         Distribution Reinvestment Plan                                             1           1           3          2
      Estimated Fair Value of Conversion Feature of Convertible Debenture
         Issue Attributable to Non-Controlling Interests                            4           -           4          -
                                                                             ----------------------------------------------
   Balance at End of Period                                                        69          59          69         59
                                                                             ==============================================

NEXEN INC.
UNAUDITED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30

                                                                                    Three Months           Nine Months
                                                                                 Ended September 30      Ended September 30
(Cdn$ millions)                                                                     2009      2008        2009        2008
-----------------------------------------------------------------------------------------------------------------------------
NET INCOME ATTRIBUTABLE TO NEXEN INC.                                                122       886         277       1,896
   Other Comprehensive Income (Loss), Net of Income Taxes:
      Foreign Currency Translation Adjustment
         Net Gains (Losses) on Investment in Self-Sustaining Foreign
              Operations                                                            (408)      221        (693)        365
         Net Gains (Losses) on Foreign-Denominated Debt Hedging Self-
             Sustaining Foreign Operations(1)                                        384      (180)        646        (305)
         Realized Translation Adjustments Recognized in Net Income                    (2)        -          (2)          -
                                                                               ----------------------------------------------
      Other Comprehensive Income (Loss)                                              (26)       41         (49)         60
                                                                               ----------------------------------------------
COMPREHENSIVE INCOME ATTRIBUTABLE TO NEXEN INC.                                       96       927         228       1,956
                                                                               ==============================================

(1) Net of income tax expense for the three months ended September 30, 2009 of $55 million (2008 - $26 million recovery) and net of income tax expense for the nine months ended September 30, 2009 of $93 million (2008 - $45 million recovery).

SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
Cdn$ millions, except as noted

1.   ACCOUNTING POLICIES

Our Unaudited Consolidated Financial Statements are prepared in accordance with Canadian Generally Accepted Accounting Principles (GAAP). The impact of significant differences between Canadian and United States GAAP on the Unaudited Consolidated Financial Statements is disclosed in Note 19. In the opinion of management, the Unaudited Consolidated Financial Statements contain all adjustments of a normal and recurring nature necessary to present fairly Nexen Inc.'s (Nexen, we or our) financial position at September 30, 2009 and December 31, 2008 and the results of our operations and our cash flows for the three and nine months ended September 30, 2009 and 2008.

We make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Unaudited Consolidated Financial Statements, and revenues and expenses during the reporting period. Our management reviews these estimates on an ongoing basis, including those related to accruals, litigation, environmental and asset retirement obligations, recoverability of assets, income taxes, fair values of derivative assets and liabilities, capital adequacy and determination of proved reserves. Changes in facts and circumstances may result in revised estimates and actual results may differ from these estimates. The results of operations and cash flows for the three and nine months ended September 30, 2009 are not necessarily indicative of the results of operations or cash flows to be expected for the year ending December 31, 2009. As at October 27, 2009, there are no material subsequent events requiring additional disclosure in or amendment to these financial statements.

These Unaudited Consolidated Financial Statements should be read in conjunction with our Audited Consolidated Financial Statements included in our 2008 Form 10-K. Except as described below, the accounting policies we follow are described in Note 1 of the Audited Consolidated Financial Statements included in our 2008 Form 10-K.


CHANGES IN ACCOUNTING POLICIES
GOODWILL AND INTANGIBLE ASSETS
On January 1, 2009, we retrospectively adopted the Canadian Institute of Chartered Accountants (CICA) Section 3064, GOODWILL AND INTANGIBLE ASSETS issued by the AcSB. This section clarifies the criteria for the recognition of assets, intangible assets and internally developed intangible assets. Adoption of this standard did not have a material impact on our results of operations or financial position.

BUSINESS COMBINATIONS
On January  1, 2009,  we  prospectively  adopted  CICA  Section  1582,  BUSINESS
COMBINATIONS issued by the AcSB. This section establishes principles and requirements of the acquisition method for business combinations and related disclosures. Adoption of this statement did not have a material impact on our results of operations or financial position.

CONSOLIDATED FINANCIAL STATEMENTS AND NON-CONTROLLING INTERESTS
On January 1, 2009, we adopted CICA Sections 1601, CONSOLIDATED FINANCIAL STATEMENTS, and 1602, NON-CONTROLLING INTERESTS issued by the AcSB. Section 1601 establishes standards for the preparation of consolidated financial statements.
Section 1602 provides guidance on accounting for non-controlling interests in consolidated financial statements subsequent to a business combination. Adoption of these statements did not have a material impact on our results of operations or financial position. The presentation changes have been included in the Unaudited Consolidated Financial Statements as applicable.

2.   ACCOUNTS RECEIVABLE
                                                                                          September 30         December 31
                                                                                                  2009                2008
-----------------------------------------------------------------------------------------------------------------------------
Trade
     Energy Marketing                                                                            1,489               1,501
     Energy Marketing Derivative Contracts (Note 6)                                                552                 755
     Oil and Gas                                                                                   657                 639
     Chemicals and Other                                                                            47                  68
                                                                                   ------------------------------------------
                                                                                                 2,745               2,963
Non-Trade                                                                                          186                 270
                                                                                   ------------------------------------------
                                                                                                 2,931               3,233
Allowance for Doubtful Receivables                                                                 (54)                (70)
                                                                                   ------------------------------------------
Total                                                                                            2,877               3,163
                                                                                   ==========================================

3.   INVENTORIES AND SUPPLIES

                                                                                          September 30         December 31
                                                                                                  2009                2008
-----------------------------------------------------------------------------------------------------------------------------
Finished Products
     Energy Marketing                                                                              449                 384
     Oil and Gas                                                                                    32                  17
     Chemicals and Other                                                                            11                  16
                                                                                   ------------------------------------------
                                                                                                   492                 417
Work in Process                                                                                      8                   6
Field Supplies                                                                                      90                  61
                                                                                   ------------------------------------------
Total                                                                                              590                 484
                                                                                   ==========================================

4.   SUSPENDED EXPLORATION WELL COSTS

The following table shows the changes in capitalized exploratory well costs during the nine months ended September 30, 2009 and the year ended December 31, 2008, and does not include amounts that were initially capitalized and subsequently expensed in the same period. Suspended exploration well costs are included in property, plant and equipment.

                                                                                     Nine Months Ended           Year Ended
                                                                                          September 30          December 31
                                                                                                  2009                 2008
-----------------------------------------------------------------------------------------------------------------------------
Beginning of Period                                                                                518                  326
     Exploratory Well Costs Capitalized Pending the Determination of
       Proved Reserves                                                                             186                  254
     Capitalized Exploratory Well Costs Charged to Expense                                         (32)                 (81)
     Transfers to Wells, Facilities and Equipment Based on
       Determination of Proved Reserves                                                            (17)                 (29)
     Effects of Foreign Exchange Rate Changes                                                      (37)                  48
                                                                                   ------------------------------------------
End of Period                                                                                      618                  518
                                                                                   ==========================================

The following table provides an aging of capitalized exploratory well costs based on the date drilling was completed and shows the number of projects for which exploratory well costs have been capitalized for a period greater than one year after the completion of drilling.

                                                                                          September 30          December 31
                                                                                                  2009                 2008
-----------------------------------------------------------------------------------------------------------------------------
Capitalized for a Period of One Year or Less                                                       189                  239
Capitalized for a Period of Greater than One Year                                                  429                  279
                                                                                   ------------------------------------------
Total                                                                                              618                  518
                                                                                   ==========================================

Number of Projects that have Exploratory Well Costs Capitalized for a Period
     Greater than One Year                                                                          11                    7
                                                                                   ------------------------------------------

As at September 30, 2009, we have exploratory costs that have been capitalized for more than one year relating to our interests in six exploratory blocks in the North Sea ($178 million), certain coalbed methane and shale gas exploratory activities in Canada ($120 million), two exploratory blocks in the Gulf of Mexico ($112 million), and our interest in an exploratory block offshore Nigeria ($19 million). These costs relate to projects with successful exploration wells for which we have not been able to recognize proved reserves. We are assessing all of these wells and projects, and are working with our partners to prepare development plans, drill additional appraisal wells or to assess commercial viability.

5.   DEFERRED CHARGES AND OTHER ASSETS

                                                                                          September 30          December 31
                                                                                                  2009                 2008
-----------------------------------------------------------------------------------------------------------------------------
Crude Oil Put Options and Natural Gas Swaps (Note 6) (1)                                             -                  234
Long-Term Energy Marketing Derivative Contracts (Note 6)                                           241                  217
Long-Term Capital Prepayments                                                                       42                   61
Asset Retirement Remediation Fund                                                                    9                    9
Defined Benefit Pension Assets                                                                      46                    3
Other                                                                                               48                   46
                                                                                   ------------------------------------------
Total                                                                                              386                  570
                                                                                   ==========================================

(1) The crude oil put options were reclassified to other current assets in the first quarter as they settle within 12 months.


6.   FINANCIAL INSTRUMENTS

Financial instruments carried at fair value on our balance sheet include cash and cash equivalents, restricted cash and derivatives used for trading and non-trading purposes. Our other financial instruments, including accounts receivable, accounts payable, accrued interest payable, dividends payable, short-term borrowings and long-term debt, are carried at cost or amortized cost. The carrying values of our short-term receivables and payables approximate their fair value as the instruments are near maturity.


In our energy marketing group, we enter into contracts to purchase and sell crude oil, natural gas and other energy commodities, and use derivative contracts, including futures, forwards, swaps and options, for hedging and trading purposes (collectively derivatives). We also use derivatives to manage commodity price risk and foreign currency risk for non-trading purposes. We categorize our derivative instruments as trading or non-trading activities and carry the instruments at fair value on our balance sheet. The derivatives section below details our derivatives and fair values as at September 30, 2009. The fair values are included with accounts receivable or payable and are classified as long-term or short-term based on anticipated settlement date. Any change in fair value is included in marketing and other income.


We carry our long-term debt at amortized cost using the effective interest rate method. At September 30, 2009, the estimated fair value of our long-term debt was $7,531 million (December 31, 2008 - $5,686 million) as compared to the carrying value of $7,429 million (December 31, 2008 - $6,578 million). The fair value of long-term debt is estimated based on prices provided by quoted markets and third-party brokers.

DERIVATIVES

(a)  DERIVATIVE CONTRACTS RELATED TO TRADING ACTIVITIES

Our energy marketing group engages in various activities including the purchase and sale of physical commodities and the use of financial instruments such as commodity and foreign exchange futures, forwards and swaps to economically hedge exposures and generate revenue. These contracts are accounted for as derivatives and, where applicable, are presented net on the balance sheet in accordance with netting arrangements. The fair value and carrying amounts related to derivative instruments held by our energy marketing operations are as follows:

                                                                                         September 30           December 31
                                                                                                 2009                  2008
----------------------------------------------------------------------------------------------------------------------------
  Commodity Contracts                                                                             537                   742
  Foreign Exchange Contracts                                                                       15                    13
                                                                                  ------------------------------------------
Accounts Receivable (Note 2)                                                                      552                   755
                                                                                  ------------------------------------------

  Commodity Contracts                                                                             241                   213
  Foreign Exchange Contracts                                                                        -                     4
                                                                                  ------------------------------------------
Deferred Charges and Other Assets (Note 5) (1)                                                    241                   217
                                                                                  ------------------------------------------

  Total Trading Derivative Assets                                                                 793                   972
                                                                                  ==========================================

  Commodity Contracts                                                                             516                   585
  Foreign Exchange Contracts                                                                       56                    30
                                                                                  ------------------------------------------
Accounts Payable and Accrued Liabilities (Note 8)                                                 572                   615
                                                                                  ------------------------------------------

  Commodity Contracts                                                                             228                   248
  Foreign Exchange Contracts                                                                        -                    46
                                                                                  ------------------------------------------
Deferred Credits and Other Liabilities (Note 12) (1)                                              228                   294
                                                                                  ------------------------------------------

  Total Trading Derivative Liabilities                                                            800                   909
                                                                                  ==========================================

  Total Net Trading Derivative Contracts                                                           (7)                   63
                                                                                  ==========================================

(1) These derivative contracts settle beyond 12 months and are considered non-current; once settlement is within 12 months, they are included in accounts receivable or accounts payable.

Excluding the impact of netting arrangements, the fair value of derivative instruments is as follows:

                                                                                                            September 30
                                                                                                                    2009
-----------------------------------------------------------------------------------------------------------------------------
Current Trading Assets                                                                                             3,608
Non-Current Trading Assets                                                                                         1,031
                                                                                                        ---------------------
  Total Trading Derivative Assets                                                                                  4,639
                                                                                                        =====================

Current Trading Liabilities                                                                                        3,628
Non-Current Trading Liabilities                                                                                    1,018
                                                                                                        ---------------------
  Total Trading Derivative Liabilities                                                                             4,646
                                                                                                        =====================

                                                                                                        ---------------------
  Total Net Trading Derivative Contracts                                                                              (7)
                                                                                                        =====================

Trading revenues generated by our energy marketing group include gains and losses on derivative instruments and non-derivative instruments such as physical inventory. During the three and nine months ended September 30, 2009, the following trading revenues were recognized in marketing and other income:

                                                                                         Three Months            Nine Months
                                                                                   Ended September 30     Ended September 30
                                                                                                 2009                   2009
------------------------------------------------------------------------------------------------------------------------------
Commodity                                                                                         177                    748
Foreign Exchange                                                                                   11                    (72)
                                                                                  --------------------- ----------------------
  Marketing Revenue (Note 14)                                                                     188                    676
                                                                                  ===================== ======================

As an energy marketer, we may undertake several transactions during a period to execute a single sale of physical product. Each transaction may be represented by one or more derivative instruments including a physical buy, physical sell, and in many cases, numerous financial instruments for economically hedging and trading purposes. The absolute notional volumes associated with our derivative instrument transactions are as follows:

                                                                                       Three Months              Nine Months
                                                                                 Ended September 30       Ended September 30
                                                                                               2009                     2009
-----------------------------------------------------------------------------------------------------------------------------
Natural Gas                                                            bcf/d                   19.3                     22.2
Crude Oil                                                           mmbbls/d                    3.1                      3.6
Power                                                                  GWh/d                  236.1                    231.0
Foreign Exchange                                                USD millions                    742                    1,973
Foreign Exchange                                               Euro millions                     48                      308
                                                                             -----------------------------------------------

(b)  DERIVATIVE CONTRACTS RELATED TO NON-TRADING ACTIVITIES

The fair value and carrying amounts of derivative instruments related to non-trading activities are as follows:

                                                                                         September 30           December 31
                                                                                                 2009                  2008
------------------------------------------------------------------------------------------------------------------------------
Accounts Receivable                                                                                12                     6
Deferred Charges and Other Assets (Note 5) (1)                                                      -                   234
                                                                                  --------------------------------------------
  Total Non-Trading Derivative Assets                                                              12                   240
                                                                                  ============================================

Accounts Payable and Accrued Liabilities                                                           27                    21
Deferred Credits and Other Liabilities (1)                                                          7                    26
                                                                                  --------------------------------------------
  Total Non-Trading Derivative Liabilities                                                         34                    47
                                                                                  ============================================

  Total Net Non-Trading Derivative Contracts (2)                                                  (22)                  193
                                                                                  ============================================

(1) These derivative contracts settle beyond 12 months and are considered non-current.
(2) The net fair value of these derivatives is equal to the gross fair value before consideration of netting arrangements and collateral posted or received with counterparties.

CRUDE OIL PUT OPTIONS
In 2008, we purchased put options on approximately 70,000 bbls/d of our 2009 crude oil production for $14 million. These options establish an annual average Dated Brent floor price of US$60/bbl on these volumes. In September 2008, Lehman Brothers filed for bankruptcy protection. This impacts approximately 25,000 bbls/d of our 2009 put options and the carrying value of these put options has been reduced to nil. The crude oil put options are carried at fair value and are classified as long-term or short-term based on their anticipated settlement date. Fair value of the put options is supported by multiple quotes obtained from third party brokers, which were validated with observable market data to the extent possible. With the rise in Dated Brent oil price since the beginning of the year, the fair value of the crude oil put options decreased. This decrease is included in marketing and other income.

                                                                                                    Change in Fair Value
                                                                                            -----------------------------------
                                                                                               Three Months        Nine Months
                                                                                                      Ended              Ended
                                            Notional                 Average          Fair     September 30       September 30
                                             Volumes     Term    Floor Price         Value             2009               2009
-------------------------------------------------------------------------------------------------------------------------------
                                             (bbls/d)               (US$/bbl)
Dated Brent Crude Oil Put Options             45,000     2009             60            12              (23)              (218)
Dated Brent Crude Oil Put Options             25,000     2009             60             -                -                  -
                                                                              -------------------------------------------------
                                                                                        12              (23)              (218)
                                                                              =================================================

FIXED-PRICE NATURAL GAS CONTRACTS AND NATURAL GAS SWAPS
We have fixed-price natural gas sales contracts and offsetting natural gas swaps that are not part of our trading activities. These sales contracts and swaps are carried at fair value and are classified as long-term or short-term based on their anticipated settlement date. The change in fair value of the fixed price natural gas contracts and natural gas swaps is included in marketing and other income.

                                                                                                    Change in Fair Value
                                                                                            -----------------------------------
                                                                                               Three Months        Nine Months
                                                                                                      Ended              Ended
                                            Notional                 Average          Fair     September 30       September 30
                                             Volumes     Term          Price         Value             2009               2009
-------------------------------------------------------------------------------------------------------------------------------
                                               (Gj/d)                  ($/Gj)
Fixed-Price Natural Gas Contracts             15,514     2009           2.28          (14)               (2)                 7
                                              15,514     2010           2.28           (5)                4                 21
Natural Gas Swaps                             15,514     2009           7.60          (13)                3                (19)
                                              15,514     2010           7.60           (2)                2                 (3)
                                                                                 ----------------------------------------------
                                                                                      (34)                7                  6
                                                                                 ==============================================

(c)  FAIR VALUE OF DERIVATIVES

Our processes for estimating and classifying the fair value of our derivative contracts are consistent with those in place at December 31, 2008. The following table includes our derivatives carried at fair value for our trading and non-trading activities as at September 30, 2009. Financial assets and liabilities are classified in the fair value hierarchy in their entirety based on the lowest level of input that is significant to the fair value measurement. Assessment of the significance of a particular input to the fair value measurement requires judgment and may affect placement within the fair value hierarchy levels.

Net Derivatives                                                           Level 1       Level 2       Level 3           Total
------------------------------------------------------------------------------------------------------------------------------
  Trading Derivatives                                                        (180)          151            22              (7)
  Non-Trading Derivatives                                                       -           (22)            -             (22)
                                                                     ---------------------------------------------------------
  Total                                                                      (180)          129            22             (29)
                                                                     =========================================================

A reconciliation of changes in the fair value of our derivatives classified as Level 3 for the nine months ended September 30, 2009 is provided below:

                                                                                                                      Level 3
------------------------------------------------------------------------------------------------------------------------------
Beginning of Period                                                                                                       (82)
  Realized and Unrealized Gains (Losses)                                                                                   57
  Purchases, Issuances and Settlements                                                                                     55
  Transfers In and/or Out of Level 3                                                                                       (8)
                                                                                                               ---------------
End of Period                                                                                                              22
                                                                                                               ===============

Unsettled Gains (Losses) Relating to Instruments Still Held as of September 30, 2009                                       49
                                                                                                               ===============

Trading derivatives classified in Level 3 are generally economically hedged such that gains or losses on positions classified in Level 3 are often offset by gains or losses on positions classified in Level 1 or 2. Transfers into or out of Level 3 represent existing assets and liabilities that were either previously categorized as a higher level for which the inputs became unobservable or assets and liabilities that were previously classified as Level 3 for which the lowest significant input became observable during the period.


7.   RISK MANAGEMENT

(a)  MARKET RISK

We invest in significant capital projects, purchase and sell commodities, issue short-term borrowings and long-term debt, and invest in foreign operations. These activities expose us to market risks from changes in commodity prices, foreign exchange rates and interest rates, which affect our earnings and the value of the financial instruments we hold. We use derivatives for trading and non-trading purposes as part of our overall risk management policy to manage these market exposures.

The following market risk discussion focuses on the commodity price risk and foreign currency risk related to our financial instruments as our exposure to interest rate risk is immaterial as substantially all of our debt is fixed rate.

COMMODITY PRICE RISK

We are exposed to commodity price movements as part of our normal oil and gas operations, particularly in relation to the prices received for our crude oil and natural gas. Commodity price risk related to conventional and synthetic crude oil prices is our most significant market risk exposure. Crude oil and natural gas are sensitive to numerous worldwide factors and are generally sold at contract or posted prices. Changes in the global supply and demand fundamentals in the crude oil market and geopolitical events can significantly affect crude oil prices, while natural gas prices are affected primarily by North American supply and demand fundamentals. Changes in crude oil and natural gas prices may significantly affect our results of operations and cash generated from operating activities. Consequently, these changes may also affect the value of our oil and gas properties, our level of spending for exploration and development, and our ability to meet our obligations as they come due.

The majority of our oil and gas production is sold under short-term contracts, exposing us to the risk of price movements. Other energy contracts also expose us to commodity price risk during the time between when we purchase and sell contracted volumes. We periodically manage these risks by using derivative contracts such as commodity put options.

Our energy marketing business is focused on providing services for our customers and suppliers to meet their energy commodity needs. We market and trade physical energy commodities including crude oil, natural gas, electricity and other commodities in selected regions of the world. We accomplish this by buying and selling physical commodities, by acquiring and holding rights to physical transportation and storage assets for these commodities, and by building strong relationships with our customers and suppliers. In order to manage the commodity and foreign exchange price risks that are generated by this physical business, we use financial derivative contracts including energy-related futures, forwards, swaps and options, as well as foreign currency swaps or forwards.

We also seek to profit from our views on the future movement of energy commodity pricing relationships, primarily between different locations, time periods or product qualities. We do this by holding open positions, where the terms of physical or financial contracts are not completely matched to offsetting positions. We may also carry exposures to the absolute change in commodity prices based on our market views or as a consequence of managing our physical and financial positions on a daily basis.

Our risk management activities include prescribed capital limits and the use of tools such as Value-at-Risk (VaR) and stress testing consistent with the methodology used at December 31, 2008. Our period end, high, low and average VaR amounts for the three and nine months ended September 30, 2009 are as follows:

                                                                                 Three Months              Nine Months
                                                                              Ended September 30         Ended September 30
Value-at-Risk                                                                 2009          2008         2009          2008
----------------------------------------------------------------------------------------------------------------------------
Period End                                                                      13            27           13            27
High                                                                            15            33           24            40
Low                                                                             11            19           11            19
Average                                                                         12            29           16            31
                                                                         ---------------------------------------------------

If market shocks occur in 2009 as they did in 2008, the key assumptions underlying our VaR estimate could be exceeded and the potential loss could be greater than our estimate. We perform stress tests on a regular basis to complement VaR and assess the impact of non-normal changes in prices on our positions.

FOREIGN CURRENCY RISK

Foreign currency risk is created by fluctuations in the fair values or cash flows of financial instruments due to changes in foreign exchange rates. A substantial portion of our activities are transacted in or referenced to US dollars including:

o    sales of crude oil, natural gas and certain chemicals products;
o capital spending and expenses for our oil and gas, Syncrude and chemicals operations;
o commodity derivative contracts used primarily by our energy marketing group; and
o    short-term borrowings and long-term debt.

In our oil and gas operations, we manage our exposure to fluctuations between the US and Canadian dollar by matching our expected net cash flows and borrowings in the same currency. Net revenue from our foreign operations and our US-dollar borrowings are generally used to fund US-dollar capital expenditures and debt repayments. We maintain revolving Canadian and US-dollar borrowing facilities that can be used or repaid depending on expected cash flows. We designate a portion of our US-dollar borrowings as a hedge against our US-dollar net investment in self-sustaining foreign operations.

The foreign exchange gains or losses related to the effective portion of our designated US-dollar debt are included in accumulated other comprehensive income in shareholders' equity. Our net investment in self-sustaining foreign operations and our designated US-dollar debt at September 30, 2009 and December 31, 2008 are as follows:

                                                                                          September 30            December 31
(US$ millions)                                                                                    2009                   2008
------------------------------------------------------------------------------------------------------------------------------
Net Investment in Self-Sustaining Foreign Operations                                             4,272                  4,662
Designated US-Dollar Debt                                                                        4,272                  4,545
                                                                                   -------------------------------------------

For the three and nine month periods ended September 30, 2009, the ineffective portion of our US-dollar debt resulted in a net foreign exchange gain of $78 million and $135 million, respectively ($68 million and $118 million, respectively, net of income tax expense) and is included in marketing and other income. A one cent change in the US dollar to Canadian dollar exchange rate would increase or decrease our accumulated other comprehensive income by approximately $43 million, net of income tax, and would increase or decrease our net income by approximately $8 million, net of income tax.

We also have modest exposures to currencies other than the US dollar including a portion of our UK operating expenses, capital spending and future asset retirement obligations which are denominated in British Pounds and Euros. We do not have any material exposure to highly inflationary foreign currencies. In our energy marketing group, we enter into transactions in various currencies including Canadian and US dollars, British Pounds and Euros. We may actively manage significant currency exposures using forward contracts and swaps.

(b)  CREDIT RISK

Credit risk affects our oil, gas and chemicals operations and trading and non-trading derivative activities is the risk of loss if counterparties do not fulfill their contractual obligations. Most of our credit exposure is with counterparties in the energy industry, including integrated oil companies, crude oil refiners and utilities, and are subject to normal industry credit risk. Approximately 74% of our exposure is with these large energy companies. This concentration of risk within the energy industry is reduced because of our broad base of domestic and international counterparties. Our processes to manage this risk are consistent with those in place at December 31, 2008.

At September 30, 2009, only one counterparty individually made up more than 10% of our credit exposure. This counterparty is a major integrated oil company with a strong investment grade credit rating. No other counterparties made up more than 5% of our credit exposure. The following table illustrates the composition of credit exposure by credit rating.

                                                                                          September 30           December 31
CREDIT RATING                                                                                     2009                  2008
-----------------------------------------------------------------------------------------------------------------------------
A or higher                                                                                        71%                   65%
BBB                                                                                                22%                   29%
Non-Investment Grade                                                                                7%                    6%
                                                                                   ------------------------------------------
TOTAL                                                                                             100%                  100%
                                                                                   ==========================================

Our maximum counterparty credit exposure at the balance sheet date consists primarily of the carrying amounts on non-derivative financial assets such as cash and cash equivalents, restricted cash, accounts receivable, as well as the fair value of derivative financial assets. We provided an allowance of $54 million for credit risk with our counterparties. In addition, we incorporate the credit risk associated with counterparty default, as well as Nexen's own credit risk, into our estimates of fair value.

Collateral received from customers at September 30, 2009 includes $51 million of cash and $506 million of letters of credit. The cash received reflects customer deposits that are included in accounts payable and accrued liabilities.

(c)  LIQUIDITY RISK

Liquidity risk is the risk that we will not be able to meet our financial obligations as they become due. We require liquidity specifically to fund capital requirements, satisfy financial obligations as they become due, and to operate our energy marketing business. We generally rely on operating cash flows to provide liquidity and we also maintain significant undrawn committed credit facilities. At September 30, 2009, we had approximately $3.2 billion of cash and available committed lines of credit. This includes $1.9 billion of cash and cash equivalents on hand. In addition, we have undrawn term credit facilities of $1.7 billion, of which $427 million was supporting letters of credit at September 30, 2009. These facilities are available until 2012. We also have about $493 million of undrawn, uncommitted credit facilities at September 30, 2009.

The following table details the contractual maturities for our non-derivative financial liabilities, including both the principal and interest cash flows at September 30, 2009:

                                                                less than                                           more than
                                                Total              1 Year           1-3 Years        4-5 Years        5 Years
------------------------------------------------------------------------------------------------------------------------------
Long-Term Debt (1)                              7,522                   -            1,847               590            5,085
Interest on Long-Term Debt (2)                  8,340                 369              739               712            6,520
                                       ---------------------------------------------------------------------------------------
Total                                          15,862                 369            2,586             1,302           11,605
                                       =======================================================================================

(1)  Excludes cash and cash equivalents currently available.
(2) Excludes interest on term credit facilities of $3.3 billion and Canexus term credit facilities of $452 million as the amounts drawn on the facilities fluctuate. Based on amounts drawn at September 30, 2009 and current interest rates, we would be required to pay $20 million per year until the outstanding amounts on the term credit facilities are repaid.

The following table details contractual maturities for our derivative financial liabilities. The balance sheet amounts for derivative financial liabilities included below are not materially different from the contractual amounts due on maturity.

                                                                less than                                           more than
                                                Total              1 Year           1-3 Years        4-5 Years        5 Years
------------------------------------------------------------------------------------------------------------------------------
Trading Derivatives (Note 6)                      800                 572              189                39                -
Non-Trading Derivatives (Note 6)                   34                  27                7                 -                -
                                       ---------------------------------------------------------------------------------------
Total                                             834                 599              196                39                -
                                       =======================================================================================

The commercial agreements our energy marketing group enter into often include financial assurance provisions that allow us and our counterparties to effectively manage credit risk. The agreements normally require collateral to be posted if an adverse credit-related event occurs, such as a drop in credit rating. Based on contracts in place and commodity prices at September 30, 2009, we could be required to post collateral of up to $975 million if we were downgraded to non-investment grade. This represents the maximum amount of collateral that we would be required to post assuming a severe event that causes all rating agencies to simultaneously downgrade us and no actions are taken by us to mitigate our exposure. This amount includes trade payables of $686 million and derivative contracts with a fair value of $289 million. All of these obligations are included on our September 30, 2009 balance sheet. In the event of a ratings downgrade, we could monetize our trading inventories and receivables and draw on our existing credit facilities to meet our collateral obligations. Further various actions can be taken, in anticipation of a downgrade that would reduce the maximum amount of collateral we would need to provide.

At September 30, 2009, collateral posted with counterparties includes $14 million of cash and $330 million of letters of credit related to our trading activities. Cash posted is included with our accounts receivable. Cash collateral is not normally applied to contract settlement. Once a contract has been settled, the collateral amounts are refunded. If there is a default, the cash is retained. Our exchange-traded derivative contracts are also subject to margin requirements. We have margin deposits of $216 million (December 31, 2008
- $103 million), which have been included in restricted cash.

8.   ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                                                                          September 30          December 31
                                                                                                  2009                 2008
-----------------------------------------------------------------------------------------------------------------------------
Energy Marketing                                                                                 1,437                1,286
Accrued Payables                                                                                   699                  887
Energy Marketing Derivative Contracts (Note 6)                                                     572                  615
Income Taxes Payable                                                                               209                   69
Trade Payables                                                                                     208                  251
Stock-Based Compensation                                                                           109                   97
Other                                                                                              124                  121
                                                                                   ------------------------------------------
Total                                                                                            3,358                3,326
                                                                                   ==========================================

9.   SHORT-TERM BORROWINGS AND LONG-TERM DEBT

                                                                                          September 30           December 31
                                                                                                  2009                  2008
------------------------------------------------------------------------------------------------------------------------------
Canexus Term Credit Facilities, due 2011 (US$223 million drawn) (a)                                239                   223
Term Credit Facilities, due 2012 (US$1.5 billion drawn) (b)                                      1,608                 1,225
Canexus Notes, due 2013 (US$50 million)                                                             54                    61
Notes, due 2013 (US$500 million)                                                                   536                   612
Canexus Convertible Debentures, due 2014 (c)                                                        46                     -
Notes, due 2015 (US$250 million)                                                                   268                   306
Notes, due 2017 (US$250 million)                                                                   268                   306
Notes, due 2019 (US$300 million) (d)                                                               322                     -
Notes, due 2028 (US$200 million)                                                                   214                   245
Notes, due 2032 (US$500 million)                                                                   536                   612
Notes, due 2035 (US$790 million)                                                                   847                   968
Notes, due 2037 (US$1,250 million)                                                               1,340                 1,531
Notes, due 2039 (US$700 million) (e)                                                               751                     -
Subordinated Debentures, due 2043 (US$460 million)                                                 493                   563
                                                                                   -------------------------------------------
                                                                                                 7,522                 6,652
Unamortized Debt Issue Costs                                                                       (93)                  (74)
                                                                                   -------------------------------------------
Total                                                                                            7,429                 6,578
                                                                                   ===========================================

(a)  CANEXUS TERM CREDIT FACILITIES

Canexus has $452 million (US$422 million) of committed, secured term credit facilities, $431 million (US$402 million) of which is available until 2011, with the balance due 2013. At September 30, 2009, $239 million (US$223 million) was drawn on these facilities (December 31, 2008 - $223 million (US$182 million)). Borrowings are available as Canadian bankers' acceptances, LIBOR-based loans, Canadian prime rate loans or US-dollar base rate loans. Interest is payable monthly at floating rates. The term credit facilities are secured by a floating charge debenture over all of Canexus' assets. The credit facility also contains covenants with respect to certain financial ratios of Canexus. The weighted-average interest rate on the Canexus term credit facilities was 2.0% for the three months ended September 30, 2009 (three months ended September 30, 2008 - 4.6%) and 2.3% for the nine months ended September 30, 2009 (nine months ended September 30, 2008 - 4.5%).

(b)  TERM CREDIT FACILITIES

We have unsecured term credit facilities of $3.3 billion (US$3.1 billion) available until 2012. At September 30, 2009, $1.6 billion (US$1.5 billion) was drawn on these facilities (December 31, 2008 - $1.2 billion (US$1 billion)). Borrowings are available as Canadian bankers' acceptances, LIBOR-based loans, Canadian prime rate loans, US-dollar base rate loans or British pound call-rate loans. Interest is payable at floating rates. The weighted-average interest rate on our term credit facilities was 0.9% for the three months ended September 30, 2009 (three months ended September 30, 2008 - 3.5%) and 1.0% for the nine months ended September 30, 2009 (nine months ended September 30, 2008 - 3.6%). At September 30, 2009, $427 million (US$398 million) of these facilities were utilized to support outstanding letters of credit (December 31, 2008 - $381 million (US$311 million)).

(c)  CANEXUS CONVERTIBLE DEBENTURES

In August 2009, Canexus issued $46 million of convertible unsecured subordinated debentures to non-controlling interests. Interest is payable semi-annually at a rate of 8.00%. These debentures mature on December 31, 2014 and are convertible at the holder's option at any time prior to the close of business on the earlier of i) the maturity date and ii) the business day immediately preceding the date specified by Canexus for redemption of the debentures into trust units. The conversion price is $5.10 per trust unit.

Canexus has the option to redeem the debentures in whole or in part from time to time subject to the satisfaction of certain conditions, after December 31, 2012 but before maturity, at a redemption price equal to the principal amount and unpaid interest. Canexus may elect to satisfy its obligation to pay interest or repay the principal by issuing trust units at market value.

The estimated fair value of the conversion feature of the convertible debentures amounted to $4 million and was included in non-controlling interests, in shareholders' equity. The amount of the convertible debentures allocated to long-term debt is being amortized over the term of the debt using the effective interest rate method.

Concurrent with the issuance, we acquired $40 million of debentures from Canexus with substantially the same terms which allow us to protect against dilution of our ownership interest at our option. These debentures are eliminated on consolidation.

(d)   NOTES, DUE 2019

In  July  2009,  we  issued  US$300  million  of  notes.   Interest  is  payable
semi-annually at a rate of 6.20%, and the principal is to be repaid in July 2019. We may redeem part or all of the notes at any time. The redemption price will be the greater of par and an amount that provides the same yield as a US Treasury security having a term-to-maturity equal to the remaining term of the notes plus 0.40%.

(e)   NOTES, DUE 2039

In  July  2009,  we  issued  US$700  million  of  notes.   Interest  is  payable
semi-annually at a rate of 7.50%, and the principal is to be repaid in July 2039. We may redeem part or all of the notes at any time. The redemption price will be the greater of par and an amount that provides the same yield as a US Treasury security having a term-to-maturity equal to the remaining term of the notes plus 0.45%.

(f)  INTEREST EXPENSE

                                                                                 Three Months                Nine Months
                                                                              Ended September 30         Ended September 30
                                                                              2009          2008         2009          2008
----------------------------------------------------------------------------------------------------------------------------
Long-Term Debt                                                                  96            75          274           220
Other                                                                            4             5           12            15
                                                                         ---------------------------------------------------
Total                                                                          100            80          286           235
   Less: Capitalized                                                           (16)          (64)         (60)         (176)
                                                                         ---------------------------------------------------
Total                                                                           84            16          226            59
                                                                         ===================================================

Capitalized interest relates to and is included as part of the cost of our oil and gas and Syncrude properties. The capitalization rates are based on our weighted-average cost of borrowings.

(g)  SHORT-TERM BORROWINGS

Nexen has uncommitted, unsecured credit facilities of approximately $493 million (US$459 million), none of which were drawn at September 30, 2009 (December 31, 2008 - nil). We utilized $119 million (US$111 million) of these facilities to support outstanding letters of credit at September 30, 2009 (December 31, 2008 - $29 million (US$24 million)). Interest is payable at floating rates. The weighted-average interest rate on our short-term borrowings was nil for the three months ended September 30, 2009 (three months ended September 30, 2008 - 3.6%) and 2.1% for the nine months ended September 30, 2009 (nine months ended September 30, 2008 - 3.2%).

10.  CAPITAL MANAGEMENT

Our objectives and processes for managing our capital structure are consistent with those in place at December 31, 2008. Our capital consists of shareholders' equity, short-term borrowings, long-term debt and cash and cash equivalents as follows:

                                                                                              September 30        December 31
                                                                                                      2009               2008
------------------------------------------------------------------------------------------------------------------------------
NET DEBT (1)
  Long-Term Debt                                                                                     7,429              6,578
     Less: Cash and Cash Equivalents                                                                (1,897)            (2,003)
                                                                                          ------------------------------------
Total                                                                                                5,532              4,575
                                                                                          ====================================

SHAREHOLDERS' EQUITY                                                                                 7,401              7,191
                                                                                          ====================================

(1) Includes all of our borrowings and is calculated as long-term debt and short-term borrowings less cash and cash equivalents.

We monitor the leverage in our capital structure by reviewing the ratio of net debt to cash flow from operating activities and interest coverage ratios at various commodity prices.

We use the ratio of net debt to cash flow from operating activities as a key indicator of our leverage and to monitor the strength of our balance sheet. Net debt is a non-GAAP measure that does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by others. We calculate net debt using the GAAP measures of long-term debt and short-term borrowings less cash and cash equivalents (excluding restricted cash).

For the twelve months ended September 30, 2009, our net debt to cash flow from operating activities ratio was 2.3 times compared to 1.1 times at December 31, 2008. While we typically expect the target ratio to fluctuate between 1.0 and

2.0 times under normalized commodity prices, this can be higher or lower depending on commodity price volatility or when we identify strategic opportunities requiring additional investment. Whenever we exceed our target ratio, we assess whether we need to develop a strategy to reduce our leverage and lower this ratio back to target levels over time.

Our interest coverage ratio monitors our ability to fund the interest requirements associated with our debt. Our interest coverage was 7.2 times at September 30, 2009 (December 31, 2008 - 15.6 times). Interest coverage is calculated by dividing our twelve-month trailing adjusted EBITDA by interest expense before capitalized interest. Adjusted EBITDA is a non-GAAP measure. The calculation of adjusted EBITDA is set out in the following table and is unlikely to be comparable to similar measures presented by others.

                                                                                     Twelve Months Ended           Year Ended
                                                                                            September 30          December 31
                                                                                                    2009                 2008
------------------------------------------------------------------------------------------------------------------------------
Net Income Attributable to Nexen Inc.                                                                 96                1,715
  Add:
     Interest Expense                                                                                261                   94
     Provision for Income Taxes                                                                      174                1,457
     Depreciation, Depletion, Amortization and Impairment                                          2,110                2,014
     Exploration Expense                                                                             376                  402
     Recovery of Non-Cash Stock-Based Compensation                                                   (39)                (272)
     Change in Fair Value of Crude Oil Put Options                                                    14                 (203)
     Other Non-Cash Expenses                                                                        (210)                  (1)
                                                                                ----------------------------------------------
Adjusted EBITDA                                                                                    2,782                5,206
                                                                                ==============================================

11.  ASSET RETIREMENT OBLIGATIONS

Changes in carrying amounts of the asset retirement obligations associated with our Property, Plant & Equipment (PP&E) are as follows:

                                                                                       Nine Months Ended           Year Ended
                                                                                            September 30          December 31
                                                                                                    2009                 2008
-------------------------------------------------------------------------------------------------------------------------------
Balance at Beginning of Period                                                                     1,059                  832
  Obligations Incurred with Development Activities                                                    25                   32
  Obligations Discharged with Disposed Properties                                                     (2)                   -
  Obligations Settled                                                                                (25)                 (45)
  Accretion Expense                                                                                   51                   58
  Revisions to Estimates                                                                             (19)                 159
  Effects of Changes in Foreign Exchange Rate                                                        (62)                  23
                                                                                ----------------------------------------------
Balance at End of Period (1)(2)                                                                    1,027                1,059
                                                                                ==============================================

(1) Obligations due within 12 months of $35 million (December 31, 2008 - $35 million) have been included in accounts payable and accrued liabilities.
(2) Obligations relating to our oil and gas activities amount to $979 million (December 31, 2008 - $1,009 million) and obligations relating to our chemicals business amount to $48 million (December 31, 2008 - $50 million).

Our total estimated undiscounted inflated asset retirement obligations amount to $2,353 million (December 31, 2008 - $2,393 million). We have discounted the total estimated asset retirement obligations using a weighted-average, credit-adjusted, risk-free rate of 5.9%. Approximately $367 million included in our asset retirement obligations is expected to be settled over the next five years. The remaining obligations settle beyond five years and are expected to be funded by future cash flows from our operations.

12.  DEFERRED CREDITS AND OTHER LIABILITIES
                                                                                            September 30          December 31
                                                                                                    2009                 2008
-------------------------------------------------------------------------------------------------------------------------------
Deferred Tax Credit                                                                                  542                  709
Long-Term Energy Marketing Derivative Contracts (Note 6)                                             228                  294
Defined Benefit Pension Obligations                                                                   71                   67
Capital Lease Obligations                                                                             61                   53
Deferred Transportation Revenue                                                                       57                   69
Other                                                                                                125                  132
                                                                                ----------------------------------------------
Total                                                                                              1,084                1,324
                                                                                ==============================================

13.  SHAREHOLDERS' EQUITY

DIVIDENDS

Dividends per common share for the three months ended September 30, 2009 were $0.05 per common share (2008 - $0.05). Dividends per common share for the nine months ended September 30, 2009 were $0.15 per common share (2008 - $0.125). Dividends paid to holders of common shares have been designated as "eligible dividends" for Canadian tax purposes.

14.  MARKETING AND OTHER INCOME

                                                                                 Three Months                Nine Months
                                                                              Ended September 30         Ended September 30
                                                                              2009          2008         2009          2008
----------------------------------------------------------------------------------------------------------------------------
Marketing Revenue, Net (Note 6)                                                188           149          676           381
Change in Fair Value of Crude Oil Put Options (Note 6)                         (23)            9         (218)           (1)
Interest                                                                         1             7            4            20
Foreign Exchange Gains (Losses)                                                 93           (33)         112           (34)
Other                                                                           37            (1)          61            21
                                                                         ---------------------------------------------------
Total                                                                          296           131          635           387
                                                                         ===================================================

15.  EARNINGS PER COMMON SHARE

We calculate basic earnings per common share using net income divided by the weighted-average number of common shares outstanding. We calculate diluted earnings per common share in the same manner as basic, except we use the weighted-average number of diluted common shares outstanding in the denominator.

                                                                                 Three Months                Nine Months
                                                                              Ended September 30         Ended September 30
(millions of shares)                                                          2009          2008         2009          2008
----------------------------------------------------------------------------------------------------------------------------
Weighted-average number of common shares outstanding                           521.7       525.9         521.0        528.3
Shares issuable pursuant to tandem options                                      10.3        19.6          10.7         24.9
Shares notionally purchased from proceeds of tandem options                     (7.0)      (13.0)         (7.5)       (16.2)
                                                                         ---------------------------------------------------
Weighted-average number of diluted common shares outstanding                   525.0       532.5         524.2        537.0
                                                                         ===================================================

In calculating the weighted-average number of diluted common shares outstanding for the three and nine months ended September 30, 2009, we excluded 13,077,285 and 13,236,034 tandem options, respectively, because their exercise price was greater than the average common share market price in the period. In calculating the weighted-average number of diluted common shares outstanding for the three and nine months ended September 30, 2008, we excluded 4,019,880 and 40,000 tandem options, respectively, because their exercise price was greater than the average common share market price in the period. During the periods presented, outstanding tandem options were the only potential dilutive instruments.

16.  COMMITMENTS, CONTINGENCIES AND GUARANTEES

As described in Note 16 to the Audited Consolidated Financial Statements included in our 2008 Form 10-K, there are a number of lawsuits and claims pending, the ultimate results of which cannot be ascertained at this time. We record costs as they are incurred or become determinable. We continue to believe the resolution of these matters would not have a material adverse effect on our liquidity, consolidated financial position or results of operations. There have been no significant developments since year-end.

17.  CASH FLOWS

(a)  CHARGES AND CREDITS TO INCOME NOT INVOLVING CASH

                                                                                  Three Months              Nine Months
                                                                               Ended September 30        Ended September 30
                                                                                2009        2008          2009        2008
----------------------------------------------------------------------------------------------------------------------------
Depreciation, Depletion, Amortization and Impairment                             358         386         1,180       1,084
Stock-Based Compensation                                                         (19)       (410)           23        (210)
Provision for (Recovery of) Future Income Taxes                                  (81)        645          (397)        583
Change in Fair Value of Crude Oil Put Options                                     23          (9)          218           1
Allowance for Doubtful Accounts                                                   (4)         38            (5)         34
Foreign Exchange                                                                (117)         43          (154)         48
Other                                                                             14          (1)           22           4
                                                                         ---------------------------------------------------
Total                                                                            174         692           887       1,544
                                                                         ===================================================

(b)  CHANGES IN NON-CASH WORKING CAPITAL

                                                                                  Three Months              Nine Months
                                                                               Ended September 30        Ended September 30
                                                                                2009        2008          2009        2008
----------------------------------------------------------------------------------------------------------------------------
   Accounts Receivable                                                           212         503            39        (821)
   Inventories and Supplies                                                      (13)        260          (142)       (128)
   Other Current Assets                                                          (24)        (64)          (12)        (80)
   Accounts Payable and Accrued Liabilities                                      (68)     (1,607)          251         425
   Other Current Liabilities                                                      20          12            16          26
                                                                         ---------------------------------------------------
Total                                                                            127        (896)          152        (578)
                                                                         ===================================================

Relating to:
   Operating Activities                                                          113        (840)          193        (468)
   Financing Activities                                                            -          10             -          10
   Investing Activities                                                           14         (66)          (41)       (120)
                                                                         ---------------------------------------------------
Total                                                                            127        (896)          152        (578)
                                                                         ===================================================

(c)  OTHER CASH FLOW INFORMATION

                                                                                  Three Months              Nine Months
                                                                               Ended September 30        Ended September 30
                                                                                2009        2008          2009        2008
----------------------------------------------------------------------------------------------------------------------------
Interest Paid                                                                     70          64           248         212
Income Taxes Paid                                                                179         655           247         816
                                                                         ---------------------------------------------------

Cash flow from other operating activities includes cash outflows related to geological and geophysical expenditures of $16 million for the three months ended September 30, 2009 (2008 - $38 million) and $59 million for the nine months ended September 30, 2009 (2008 - $72 million).

18.  OPERATING SEGMENTS AND RELATED INFORMATION

Nexen is involved in activities relating to Oil and Gas, Syncrude, Energy Marketing and Chemicals in various geographic locations as described in Note 22 to the Audited Consolidated Financial Statements included in our 2008 Form 10-K.

THREE MONTHS ENDED SEPTEMBER 30, 2009

                                                                                            Energy             Corporate
                                              Oil and Gas                      Syncrude  Marketing  Chemicals  and Other      Total
                           ---------------------------------------------------------------------------------------------------------
                                               United    United        Other
                           Yemen  Canada       States   Kingdom    Countries (1)
                           --------------------------------------------------
Net Sales                    176      92           74       478           16        137          9        115          -      1,097
Marketing and Other            3      (6)           -         5            6          -        188         29         71 (2)    296
                           ---------------------------------------------------------------------------------------------------------
Total Revenues               179      86           74       483           22        137        197        144         71      1,393

Less: Expenses
  Operating                   49      42           23        71            2         62          5         67          -        321
  Depreciation, Depletion,
   Amortization and
     Impairment               19      59           67       162            2         13         14         12         10        358
  Transportation and Other     7       8            2         3            -          5        141         13          6        185
  General and
  Administrative (3)           4      16           13         8            5          -         19          9         39        113
  Exploration                  -      24           40         7           18 (4)      -          -          -          -         89
  Interest                     -       -            -         -            -          -          -          2         82         84
                           ---------------------------------------------------------------------------------------------------------
Income (Loss)
  before Income Taxes        100     (63)         (71)      232           (5)        57         18         41        (66)       243
Less: Provisions for
(Recovery                     35     (15)         (30)      102           (5)        14          8          9         (9)       109
  of) Income Taxes
Less: Non-Controlling
  Interests                    -       -            -         -            -          -          -         12          -         12
                           ---------------------------------------------------------------------------------------------------------
Net Income (Loss)             65     (48)         (41)      130            -         43         10         20        (57)       122
                           =========================================================================================================

Identifiable Assets          241   7,756 (5)    1,880     5,157          976      1,244      3,114 (6)    704      1,997     23,069
                           =========================================================================================================

Capital Expenditures
  Development and Other       11     135           31       133          130         17          9         53          7        526
  Exploration                  -      42           46        32            9          -          -          -          -        129
                           ---------------------------------------------------------------------------------------------------------
                              11     177           77       165          139         17          9         53          7        655
                           =========================================================================================================

Property, Plant and
Equipment
  Cost                     2,516   9,558        3,957     6,165          782      1,424        250      1,086        356     26,094
  Less: Accumulated DD&A   2,369   1,955        2,507     2,396           97        264         78        552        234     10,452
                           ---------------------------------------------------------------------------------------------------------
Net Book Value               147   7,603 (5)    1,450     3,769          685      1,160        172        534        122     15,642
                           =========================================================================================================

(1)  Includes results of operations from producing activities in Colombia.
(2) Includes interest income of $1 million, foreign exchange gains of $93 million and decrease in the fair value of crude oil put options of $23 million.
(3)  Includes recovery of stock-based compensation expense of $5 million.
(4)  Includes exploration activities primarily in Norway, Nigeria and Colombia.
(5) Includes costs of $5,946 million related to our insitu oil sands projects (Long Lake and future phases).
(6) Approximately 80% of Marketing's identifiable assets are accounts receivable and inventories.

THREE MONTHS ENDED SEPTEMBER 30, 2008
                                                                                            Energy             Corporate
                                              Oil and Gas                      Syncrude  Marketing  Chemicals  and Other      Total
                           ---------------------------------------------------------------------------------------------------------
                                               United    United        Other
                           Yemen  Canada       States   Kingdom    Countries (1)
                           --------------------------------------------------
Net Sales                    317     192          139     1,141           56        220         17        131          -      2,213
Marketing and Other            2       1            -         6            1          3        149        (12)       (19) (2)   131
                           ---------------------------------------------------------------------------------------------------------
Total Revenues               319     193          139     1,147           57        223        166        119        (19)     2,344

Less: Expenses
  Operating                   39      48           29        66            2         68         10         79          -        341
  Depreciation, Depletion,
   Amortization and
     Impairment               46      50           56       192            4         12          4         11         11        386
  Transportation and Other     3       -            1        21            -          4        235         12         15        291
  General and
     Administrative (3)      (20)    (66)         (28)      (19)         (45)         -         (4)         9       (135)      (308)
  Exploration                  2       5           41        18           46 (4)      -          -          -          -        112
  Interest                     -       -            -         -            -          -          -          3         13         16
                           ---------------------------------------------------------------------------------------------------------
Income (Loss)
  before Income Taxes        249     156           40       869           50        139        (79)         5         77      1,506
Less: Provisions for
(Recovery of) Income Taxes    86      44           13       444           (3)        40        (20)         2         13        619
Less: Non-Controlling
  Interests                    -       -            -         -            -          -          -          1          -          1
                           ---------------------------------------------------------------------------------------------------------
Net Income (Loss)            163     112           27       425           53         99        (59)         2         64        886
                           =========================================================================================================

Identifiable Assets          365   6,301 (5)    1,951     6,502          536      1,218      4,468 (6)    541        333     22,215
                           =========================================================================================================

Capital Expenditures
  Development and Other       29     245           46       189           35         19          2         24         10        599
  Exploration                  -      34           38        43           11          -          -          -          -        126
                           ---------------------------------------------------------------------------------------------------------
                              29     279           84       232           46         19          2         24         10        725
                           =========================================================================================================

Property, Plant and
Equipment
  Cost                     2,402   7,697        3,670     5,558          358      1,363        268        896       322      22,534
  Less: Accumulated DD&A   2,220   1,725        2,072     1,456           95        232         72        495       199       8,566
                           ---------------------------------------------------------------------------------------------------------
Net Book Value               182   5,972 (5)    1,598     4,102          263      1,131        196        401       123      13,968
                           =========================================================================================================

(1)  Includes results of operations from producing activities in Colombia.
(2) Includes interest income of $7 million, foreign exchange losses of $33 million, increase in the fair value of crude oil put options of $9 million and other losses of $2 million.
(3)  Includes recovery of stock-based compensation expense of $408 million.
(4)  Includes exploration activities primarily in Norway and Colombia.
(5) Includes costs of $4,432 million related to our insitu oil sands projects (Long Lake and future phases).
(6) Approximately 85% of Marketing's identifiable assets are accounts receivable and inventories.

NINE MONTHS ENDED SEPTEMBER 30, 2009
                                                                                            Energy             Corporate
                                              Oil and Gas                      Syncrude  Marketing  Chemicals  and Other      Total
                           ---------------------------------------------------------------------------------------------------------
                                               United    United        Other
                           Yemen  Canada       States   Kingdom    Countries (1)
                           --------------------------------------------------
Net Sales                    513     281          225     1,574           55        320         29        348          -      3,345
Marketing and Other           10       2            -        13            6          1        676         44       (117) (2)   635
                           ---------------------------------------------------------------------------------------------------------
Total Revenues               523     283          225     1,587           61        321        705        392       (117)     3,980

Less: Expenses
  Operating                  145     125           73       175            6        205         21        196          -        946
  Depreciation, Depletion,
   Amortization and
     Impairment               92     184          215       537           11         33         21         53         34      1,180
  Transportation and Other    25      19           18        14            -         17        469         37         19        618
   General and
     Administrative (3)        5      58           51        15           29          1         68         34        119        380
  Exploration                  -      53           87        26           53 (4)      -          -          -          -        219
  Interest                     -       -            -         -            -          -          -          6        220        226
                           ---------------------------------------------------------------------------------------------------------
Income (Loss)                256    (156)        (219)      820          (38)        65        126         66       (509)       411
  before Income Taxes
Less: Provisions for
(Recovery
  of) Income Taxes            89     (39)         (81)      358          (29)        16         52         15       (264)       117
Less: Non-Controlling
  Interests                    -       -            -         -            -          -          -         17          -         17
                           ---------------------------------------------------------------------------------------------------------
Net Income (Loss)            167    (117)        (138)      462           (9)        49         74         34       (245)       277
                           =========================================================================================================

Identifiable Assets          241   7,756 (5)    1,880     5,157          976      1,244      3,114 (6)    704      1,997     23,069
                           =========================================================================================================

Capital Expenditures
  Development and Other       62     519          106       391          328         56         20        161         17      1,660
  Exploration                  -     189          111       109           50          -          -          -          -        459
  Proved Property
    Acquisitions               -     755            -         -            -          -          -          -          -        755
                           ---------------------------------------------------------------------------------------------------------
                              62   1,463          217       500          378         56         20        161         17      2,874
                           =========================================================================================================

Property, Plant and
Equipment
  Cost                     2,516   9,558        3,957     6,165          782      1,424        250      1,086        356     26,094
  Less: Accumulated DD&A   2,369   1,955        2,507     2,396           97        264         78        552        234     10,452
                           ---------------------------------------------------------------------------------------------------------
Net Book Value               147   7,603 (5)    1,450     3,769          685      1,160        172        534        122     15,642
                           =========================================================================================================

(1)  Includes results of operations from producing activities in Colombia.
(2)  Includes  interest  income of $4 million,  foreign  exchange  gains of $112 million, decrease in the fair value of crude oil put options of $218 million and other losses of $15 million.
(3)  Includes stock-based compensation expense of $51 million.
(4)  Includes exploration activities primarily in Norway, Nigeria and Colombia.
(5) Includes costs of $5,946 million related to our insitu oil sands projects (Long Lake and future phases).
(6) Approximately 80% of Marketing's identifiable assets are accounts receivable and inventories.

NINE MONTHS ENDED SEPTEMBER 30, 2008

                                                                                            Energy             Corporate
                                              Oil and Gas                      Syncrude  Marketing  Chemicals  and Other      Total
                           ---------------------------------------------------------------------------------------------------------
                                               United    United        Other
                            Yemen  Canada      States   Kingdom    Countries (1)
                           --------------------------------------------------
Net Sales                     912     545         518     3,053          156        567         52        351          -      6,154
Marketing and Other             9       2           4        17            2          3        381        (13)       (18) (2)   387
                           ---------------------------------------------------------------------------------------------------------
Total Revenues                921     547         522     3,070          158        570        433        338        (18)     6,541

Less: Expenses
  Operating                   129     137          77       186            7        208         33        221          -        998
  Depreciation, Depletion,
   Amortization and
     Impairment               120     144         192       505           12         36         11         32         32      1,084
  Transportation and Other      7      10           2        21            -         11        574         41         25        691
   General and
     Administrative (3) (4)    (9)     13          23        (7)          14          1         63         24         43        165
  Exploration                   2      41          70        42           90 (5)      -          -          -          -        245
  Interest                      -       -           -         -            -          -          -          8         51         59
                           ---------------------------------------------------------------------------------------------------------
Income (Loss)
  before Income Taxes         672     202         158     2,323           35        314       (248)        12       (169)     3,299
Less: Provisions for
(Recovery of) Income Taxes    234      57          55     1,181           (3)        89        (72)         5       (146)     1,400
Less: Non-Controlling
  Interests                     -       -           -         -            -          -          -          3          -          3
                           ---------------------------------------------------------------------------------------------------------
Net Income (Loss)             438     145         103     1,142           38        225       (176)         4        (23)     1,896
                           =========================================================================================================

Identifiable Assets           365   6,301 (6)   1,951     6,502          536      1,218      4,468 (7)    541        333     22,215
                           =========================================================================================================

Capital Expenditures
  Development and Other        61     855         180       410           73         39          3         57         23      1,701
  Exploration                   9     146         147       114           30          -          -          -          -        446
  Proved Property
    Acquisitions                -       2           -         -            -          -          -          -          -          2
                           ---------------------------------------------------------------------------------------------------------
                               70   1,003         327       524          103         39          3         57         23      2,149
                           =========================================================================================================

Property, Plant and
Equipment
  Cost                      2,402   7,697       3,670     5,558          358      1,363        268        896        322     22,534
  Less: Accumulated DD&A    2,220   1,725       2,072     1,456           95        232         72        495        199      8,566
                           ---------------------------------------------------------------------------------------------------------
Net Book Value                182   5,972 (6)   1,598     4,102          263      1,131        196        401        123     13,968
                           =========================================================================================================

(1)  Includes results of operations from producing activities in Colombia.
(2) Includes interest income of $20 million, foreign exchange losses of $34 million, decrease in the fair value of crude oil put options of $1 million and other losses of $3 million.
(3) Includes severance accrual of $7 million in connection with North Vancouver technology conversion project.
(4)  Includes a recovery of stock-based compensation expense of $121 million.
(5)  Includes exploration activities primarily in Norway and Colombia.
(6) Includes costs of $4,432 million related to our insitu oil sands projects (Long Lake and future phases).
(7) Approximately 85% of Marketing's identifiable assets are accounts receivable and inventories.

19.  DIFFERENCES BETWEEN CANADIAN AND US GENERALLY ACCEPTED ACCOUNTING
     PRINCIPLES

The Unaudited Consolidated Financial Statements have been prepared in accordance with Canadian GAAP. The US GAAP Unaudited Consolidated Statements and summaries of differences from Canadian GAAP are as follows:

UNAUDITED CONSOLIDATED STATEMENT OF INCOME - US GAAP
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30

                                                                                 Three Months               Nine Months
                                                                              Ended September 30         Ended September 30
(Cdn$ millions, except per share amounts)                                     2009          2008         2009          2008
----------------------------------------------------------------------------------------------------------------------------
REVENUES AND OTHER INCOME
   Net Sales                                                                 1,097         2,213       3,345          6,154
   Marketing and Other (v); (vi)                                               344           366         702            470
                                                                         ---------------------------------------------------
                                                                             1,441         2,579       4,047          6,624
                                                                         ---------------------------------------------------
EXPENSES
   Operating                                                                   321           341         946            998
   Depreciation, Depletion, Amortization and Impairment                        358           386       1,180          1,084
   Transportation and Other (v)                                                191           291         616            687
   General and Administrative (iv)                                              89          (272)        394            180
   Exploration                                                                  89           112         219            245
   Interest                                                                     84            16         226             59
                                                                         ---------------------------------------------------
                                                                             1,132           874       3,581          3,253
                                                                         ---------------------------------------------------

INCOME BEFORE PROVISION FOR INCOME TAXES                                       309         1,705         466          3,371
                                                                         ---------------------------------------------------

PROVISION FOR (RECOVERY OF) INCOME TAXES
   Current                                                                     190           (26)        514            817
   Deferred (iv); (vi); (vii)                                                  (68)          724        (384)           610
                                                                         ---------------------------------------------------
                                                                               122           698         130          1,427
                                                                         ---------------------------------------------------

NET INCOME                                                                     187         1,007         336          1,944
   Less: Net Income Attributable to Non-Controlling Interests                  (12)           (1)        (17)            (3)
                                                                         ---------------------------------------------------

NET INCOME ATTRIBUTABLE TO NEXEN INC. - US GAAP (1)                            175         1,006         319          1,941
                                                                         ===================================================

EARNINGS PER COMMON SHARE ($/share) (Note 15)
   Basic                                                                       0.34         1.91        0.61           3.67
                                                                         ===================================================

   Diluted                                                                     0.33         1.89        0.61           3.61
                                                                         ===================================================

(1)  RECONCILIATION OF CANADIAN AND US GAAP NET INCOME

                                                                                 Three Months               Nine Months
                                                                              Ended September 30        Ended September 30
                                                                              2009          2008        2009          2008
----------------------------------------------------------------------------------------------------------------------------
Net Income Attributable to Nexen Inc - Canadian GAAP                           122           886         277         1,896
Impact of US Principles, Net of Income Taxes:
   Stock-based Compensation (iv)                                                17           (26)        (11)          (11)
   Inventory Valuation (vi)                                                     29           146          46            56
   Deferred Taxes (vii)                                                          7             -           7             -
                                                                         ---------------------------------------------------
Net Income Attributable to Nexen Inc - US GAAP                                 175         1,006         319         1,941
                                                                         ===================================================


UNAUDITED CONSOLIDATED BALANCE SHEET - US GAAP
                                                                                                  September 30      December 31
(Cdn$ millions, except share amounts)                                                                     2009             2008
--------------------------------------------------------------------------------------------------------------------------------
ASSETS
   CURRENT ASSETS
      Cash and Cash Equivalents                                                                          1,897            2,003
      Restricted Cash                                                                                      216              103
      Accounts Receivable                                                                                2,877            3,163
      Inventories and Supplies (vi)                                                                        601              426
      Other                                                                                                199              169
                                                                                          --------------------------------------
         Total Current Assets                                                                            5,790            5,864
                                                                                          --------------------------------------

   PROPERTY, PLANT AND EQUIPMENT
      Net of Accumulated Depreciation, Depletion, Amortization and
         Impairment of $10,845 (December 31, 2008 - $10,786) (i); (iii)                                 15,593           14,873
   GOODWILL                                                                                                346              390
   DEFERRED INCOME TAX ASSETS                                                                              916              351
   DEFERRED CHARGES AND OTHER ASSETS                                                                       386              570
                                                                                          --------------------------------------
TOTAL ASSETS                                                                                            23,031           22,048
                                                                                          ======================================

LIABILITIES
   CURRENT LIABILITIES
      Accounts Payable and Accrued Liabilities (iv)                                                      3,430            3,384
      Accrued Interest Payable                                                                              81               67
      Dividends Payable                                                                                     26               26
                                                                                          --------------------------------------
         Total Current Liabilities                                                                       3,537            3,477
                                                                                          --------------------------------------

   LONG-TERM DEBT                                                                                        7,429            6,578
   DEFERRED INCOME TAX LIABILITIES (i); (ii); (iv); (vi); (vii)                                          2,635            2,543
   ASSET RETIREMENT OBLIGATIONS                                                                            992            1,024
   DEFERRED CREDITS AND OTHER LIABILITIES (ii)                                                           1,188            1,428

SHAREHOLDERS' EQUITY
   Nexen Inc. Shareholders' Equity
      Common Shares, no par value
         Authorized:   Unlimited
         Outstanding:  2009 - 521,846,559 shares
                       2008 - 519,448,590 shares                                                         1,025              981
      Contributed Surplus                                                                                    1                2
      Retained Earnings (i) - (vii)                                                                      6,413            6,172
      Accumulated Other Comprehensive Loss (ii)                                                           (258)            (209)
                                                                                          --------------------------------------
   Total Nexen Inc. Shareholders' Equity                                                                 7,181            6,946
      Canexus Non-Controlling Interests                                                                     69               52
                                                                                          --------------------------------------
   TOTAL SHAREHOLDERS EQUITY                                                                             7,250            6,998
                                                                                          --------------------------------------
   COMMITMENTS, CONTINGENCIES AND GUARANTEES (Note 16)
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                              23,031           22,048
                                                                                          ======================================

UNAUDITED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME - US GAAP
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30

                                                                                  Three Months                   Nine Months
                                                                               Ended September 30            Ended September 30
                                                                                2009        2008              2009         2008
--------------------------------------------------------------------------------------------------------------------------------
Net Income Attributable to Nexen Inc. - US GAAP                                  175       1,006               319        1,941
Other Comprehensive Income (Loss), Net of Income Taxes:
   Foreign Currency Translation Adjustment                                       (26)         41               (49)          60
                                                                             ---------------------------------------------------
Comprehensive Income Attributable to Nexen Inc. - US GAAP                        149       1,047               270        2,001
                                                                             ===================================================

UNAUDITED CONSOLIDATED STATEMENT OF ACCUMULATED OTHER COMPREHENSIVE LOSS - US GAAP
                                                                                            September 30          December 31
                                                                                                    2009                 2008
-------------------------------------------------------------------------------------------------------------------------------
Foreign Currency Translation Adjustment                                                             (183)                (134)
Unamortized Defined Benefit Pension Plan Costs (ii)                                                  (75)                 (75)
                                                                                       ----------------------------------------
Accumulated Other Comprehensive Loss                                                                (258)                (209)
                                                                                       ========================================

NOTES TO THE UNAUDITED CONSOLIDATED US GAAP FINANCIAL STATEMENTS:

i. Under Canadian GAAP, we defer certain development costs to PP&E. Under US principles, these costs have been included in operating expenses in prior years. As a result PP&E is lower under US GAAP by $30 million (December 31, 2008 - $30 million).

ii. US GAAP requires the recognition of the over-funded and under-funded status of a defined benefit plan on the balance sheet as an asset or liability. At September 30, 2009 and December 31, 2008, the unfunded amount of our defined benefit pension plans that was not included in the pension liability under Canadian GAAP was $104 million. This amount has been included in deferred credits and other liabilities and $75 million, net of income taxes, has been included in Accumulated Other Comprehensive Income (AOCI).

iii. On January 1, 2003, we adopted ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS for US GAAP reporting purposes. We adopted the equivalent Canadian standard for asset retirement obligations on January 1, 2004. These standards are consistent except for the adoption date which results in our PP&E under US GAAP being lower by $19 million.

iv. Under Canadian principles, we record obligations for liability-based stock compensation plans using the intrinsic-value method of accounting. Under US principles, obligations for liability-based stock compensation plans are recorded using the fair-value method of accounting. In addition, under Canadian principles, we retroactively adopted EIC-162 which requires the accelerated recognition of stock-based compensation expense for all stock-based awards made to our retired and retirement-eligible employees. However, US GAAP requires the accelerated recognition of stock-based compensation expense for such employees for awards granted on or after January 1, 2006. As a result under US GAAP:

      o general and administrative (G&A) expense is lower by $24 million and higher by $14 million ($17 million and $11 million, net of income taxes) for the three and nine months ended September 30, 2009, respectively (2008 - higher by $36 million and $15 million, respectively ($26 million and $11 million, net of income taxes)); and
      o accounts payable and accrued liabilities are higher by $72 million as at September 30, 2009 (December 31, 2008 - $58 million).

v. Under US GAAP, asset disposition gains and losses are included with transportation and other expense. Losses of $6 million and gains of $2 million for the three and nine months ended September 30, 2009, respectively, were reclassified from marketing and other income to transportation and other expense (gains of nil and $4 million were reclassified for the three and nine months ended September 30, 2008).

vi. Under Canadian GAAP, we carry our commodity inventory held for trading purposes at fair value, less any costs to sell. Under US GAAP, we are required to carry this inventory at the lower of cost or net realizable value. As a result:

      o marketing and other income is higher by $42 million and $69 million ($29 million and $46 million, net of income taxes) for the three and nine months ended September 30, 2009, respectively (2008 - higher by $235 million and $87 million ($146 million and $56 million, net of income taxes)); and
      o inventories are higher by $11 million as at September 30, 2009 (December 31, 2008 - lower by $58 million).

vii. On January 1, 2007, we adopted ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES regarding accounting and disclosure for uncertain tax positions. On the adoption of this US guidance, we recorded a cumulative effect of a change in accounting principle of $28 million. This amount increased our deferred income tax liabilities, and decreased our retained earnings as at January 1, 2007 in our US GAAP - Unaudited Consolidated Balance Sheet. During the quarter our uncertain tax position changed. As a result:

      o Deferred income tax expense is lower by $7 million for the three and nine months ended September 30, 2009 (2008 - nil); and
      o Deferred income tax liabilities are higher by $21 million as at September 30, 2009 (December 31, 2008 - higher by $28 million).

      As at September 30, 2009, the total amount of our unrecognized tax benefit was approximately $273 million, all of which, if recognized, would affect our effective tax rate. To the extent interest and penalties may be assessed by taxing authorities on any underpayment of income tax, such amounts have been accrued and are classified as a component of income taxes in the Unaudited Consolidated Statement of Income. As at September 30, 2009, the total amount of interest and penalties related to uncertain tax positions recognized in deferred income tax liabilities in the US GAAP

      - Unaudited Consolidated Balance Sheet was approximately $7 million. We had no interest or penalties included in the US GAAP - Unaudited Consolidated Statement of Income for the three and nine months ended September 30, 2009.

      Our income tax filings are subject to audit by taxation authorities and as at September 30, 2009 the following tax years remained subject to examination, (i) Canada - 1985 to date (ii) United Kingdom - 2007 to date and (iii) United States - 2005 to date. We do not anticipate any material changes to the unrecognized tax benefits previously disclosed within the next 12 months.


CHANGES IN ACCOUNTING POLICIES - US GAAP
Business Combinations

On January 1, 2009, we prospectively adopted BUSINESS COMBINATIONS which establishes principles and requirements of the acquisition method for business combinations and related disclosures. The adoption of this statement did not impact our results of operations or financial position.

NON-CONTROLLING INTERESTS

On January 1, 2009, we prospectively adopted NON-CONTROLLING INTERESTS IN CONSOLIDATED FINANCIAL STATEMENTS. This statement clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. The adoption of this statement did not have a material impact on our results of operations or financial position. The presentation changes have been included in the Consolidated Financial Statements, as applicable.

DERIVATIVE AND HEDGING ACCOUNTING AND DISCLOSURES

On January 1, 2009, we prospectively adopted DISCLOSURES ABOUT DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. The statement requires qualitative disclosures about the objectives and strategies for using derivatives, quantitative data about the fair value of gains and losses on derivative contracts and details of credit-risk-related contingent features in their hedged position. The statement also requires the disclosure of the location and amounts of derivative instruments in the financial statements. The disclosures required by this standard are provided in Notes 6 and 7.

On April 1, 2009, we prospectively adopted three changes to FASB guidance intended to improve guidance and disclosures on fair value measurement and impairments. The positions clarify fair value accounting specifically regarding: inactive markets and distressed transactions, other-than-temporary impairments, and expanded fair value disclosures for financial instruments in interim periods. The adoption of these positions did not have a material impact on our results of operation or financial position.


SUBSEQUENT EVENTS

On April 1, 2009, we prospectively adopted SUBSEQUENT EVENTS. The new standard reflects the existing principles of current subsequent events accounting guidance and retains the notion and definition of "available to be issued" financial statements. The new standard requires disclosure of the date through which subsequent events have been evaluated and clarifies that original issuance of financial statements means both "issued" or "available to be issued". The adoption of this standard did not have a material impact on our results of operation or financial position.

NEW ACCOUNTING PRONOUNCEMENTS - US GAAP

In December 2008, FASB issued EMPLOYERS DISCLOSURES ABOUT POSTRETIREMENT BENEFIT PLAN ASSETS. This position provides guidance on disclosures about plan assets of a defined benefit pension or other postretirement plans. This position is effective for fiscal years ending after December 15, 2009. We do not expect the adoption of this statement to materially impact our results of operations or financial position.

In June 2009, FASB issued AMENDMENTS TO CONSOLIDATION OF VARIABLE INTEREST ENTITIES. It retains the scope of the previous guidance with the addition of entities previously considered qualifying special-purpose entities and eliminates the previous quantitative approach for a qualitative analysis in determining whether the enterprise's variable interest or interests give it a controlling financial interest in a variable interest entity. The Statement is further amended to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity and requires enhanced disclosures about an enterprise's involvement in a variable interest entity. The Statement is effective at the beginning of the first annual reporting period after November 15, 2009. We do not expect the adoption of this statement to have a material impact on our results of operations or financial position.